                                                              EXECUTION COPY









                       POOLING AND SERVICING AGREEMENT



                                    among



              FIRST MERCHANTS AUTO RECEIVABLES CORPORATION II,
                                as Depositor,


                   FIRST MERCHANTS ACCEPTANCE CORPORATION,
                                as Servicer,


                                     and


                       HARRIS TRUST AND SAVINGS BANK,
                       as Trustee and Backup Servicer



                          Dated as of June 1, 1996



                    FIRST MERCHANTS GRANTOR TRUST 1996-2

                  6.85% Asset Backed Certificates, Class A
                  6.85% Asset Backed Certificates, Class B

                              TABLE OF CONTENTS
                                                                         Page


ARTICLE I  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . .
    Section 1.01.    Definitions . . . . . . . . . . . . . . . . . . . . .
    Section 1.02.    Other Definitional Provisions . . . . . . . . . . . .

ARTICLE II Creation of the Trust; Conveyance of Receivables  . . . . . . .
    Section 2.01.    Creation of Trust . . . . . . . . . . . . . . . . . .
    Section 2.02.    Conveyance of Receivables . . . . . . . . . . . . . .
    Section 2.03.    Acceptance by Trustee . . . . . . . . . . . . . . . .

ARTICLE III     The Receivables  . . . . . . . . . . . . . . . . . . . . .
    Section 3.01.    Representations and Warranties of First Merchants . .
    Section 3.02.    Representations and Warranties of the Depositor . . .
    Section 3.03.    Repurchase upon Breach. . . . . . . . . . . . . . . .
    Section 3.04.    Custody of Receivable Files . . . . . . . . . . . . .
    Section 3.05.    Duties of Servicer as Custodian . . . . . . . . . . .
    Section 3.06.    Instructions; Authority to Act. . . . . . . . . . . .
    Section 3.07.    Custodian's Indemnification . . . . . . . . . . . . .
    Section 3.08.    Effective Period and Termination. . . . . . . . . . .

ARTICLE IV Administration and Servicing of Receivables . . . . . . . . . .
    Section 4.01.    Duties of the Servicer. . . . . . . . . . . . . . . .
    Section 4.02.    Collection of Receivable Payments; Modifications of
                     Receivables. . . . . . . . . . . . . . . . . . . . .
    Section 4.03.    Realization Upon Receivables. . . . . . . . . . . . .
    Section 4.04.    Physical Damage Insurance . . . . . . . . . . . . . .
    Section 4.05.    Maintenance of Security Interests in Vehicles . . . .
    Section 4.06.    Covenants of the Servicer . . . . . . . . . . . . . .
    Section 4.07.    Purchase of Receivables Upon Breach of Covenant . . .
    Section 4.08.    Servicing Fee; Payment of Expenses. . . . . . . . . .
    Section 4.09.    Servicer's Certificate. . . . . . . . . . . . . . . .
    Section 4.10.    Annual Statement as to Compliance; Notice of Servicer
                     Termination Event . . . . . . . . . . . . . . . . . .
    Section 4.11.    Annual Independent Accountants' Report. . . . . . . .
    Section 4.12.    Access to Certain Documentation and Information
                     Regarding Receivables . . . . . . . . . . . . . . . .
    Section 4.13.    Monthly Tape. . . . . . . . . . . . . . . . . . . . .
    Section 4.14.    Retention and Termination of Servicer . . . . . . . .
 ARTICLE V  Accounts; Application of Funds  . . . . . . . . . . . . . . .
    Section 5.01.    Local Post Office Boxes . . . . . . . . . . . . . . .
    Section 5.02.    Accounts. . . . . . . . . . . . . . . . . . . . . . .
    Section 5.03.    Application of Collections. . . . . . . . . . . . . .
    Section 5.04.    Application of Payaheads. . . . . . . . . . . . . . .
    Section 5.05.    Advances. . . . . . . . . . . . . . . . . . . . . . .
    Section 5.06.    Purchase Amounts. . . . . . . . . . . . . . . . . . .
    Section 5.07.    Transfers from the Spread Account . . . . . . . . . .
    Section 5.08.    Distributions.. . . . . . . . . . . . . . . . . . . .
    Section 5.09.    Claims Upon the Policy; Policy Payments Account . . .
    Section 5.10.    Notices to the Security Insurer . . . . . . . . . . .
    Section 5.11.    Rights in Respect of Insolvency Proceedings . . . . .
    Section 5.12.    Effect of Payments by the Security Insurer; Subrogation
    Section 5.13.    Statements to Certificateholders. . . . . . . . . . .
    Section 5.14.    Accounting and Tax Returns. . . . . . . . . . . . . .

ARTICLE VI The Certificates  . . . . . . . . . . . . . . . . . . . . . . .
    Section 6.01.    The Certificates. . . . . . . . . . . . . . . . . . .
    Section 6.02.    Authentication of Certificates. . . . . . . . . . . .
    Section 6.03.    Registration of Transfer and Exchange . . . . . . . .
    Section 6.04.    Certain Transfer Restrictions . . . . . . . . . . . .
    Section 6.05.    Mutilated, Destroyed, Lost or Stolen Certificates . .
    Section 6.06.    Persons Deemed Owners . . . . . . . . . . . . . . . .
    Section 6.07.    Access to List of Certificateholders' Names and
                     Addresses ...........................................
    Section 6.08.    Maintenance of Office or Agency . . . . . . . . . . .
    Section 6.09.    Book-Entry Certificates . . . . . . . . . . . . . . .
    Section 6.10.    Notices to Clearing Agency. . . . . . . . . . . . . .

ARTICLE VII     The Depositor  . . . . . . . . . . . . . . . . . . . . . .
    Section 7.01.    Depositor's Representations . . . . . . . . . . . . .
    Section 7.02.    Corporate Existence . . . . . . . . . . . . . . . . .
    Section 7.03.    Liabilities of Depositor. . . . . . . . . . . . . . .
    Section 7.04.    Merger or Consolidation of, or Assumption of the
                 Obligations of, the Depositor . . . . . . . . . . . . . .
    Section 7.05.    Limitation on Liability of Depositor and Others . . .

ARTICLE VIII    The Servicer . . . . . . . . . . . . . . . . . . . . . . .
    Section 8.01.    Representations of Servicer . . . . . . . . . . . . .
    Section 8.02.    Liability of Servicer; Indemnities. . . . . . . . . .
    Section 8.03.    Merger or Consolidation of, or Assumption of the
                 Obligations of, the Servicer or Backup Servicer . . . . .
    Section 8.04.    Limitation on Liability of Servicer, Backup Servicer and
Others . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    Section 8.05.    Appointment of Subservicer. . . . . . . . . . . . . .
    Section 8.06.    Servicer and Backup Servicer Not to Resign. . . . . .

ARTICLE IX Servicer Termination Events . . . . . . . . . . . . . . . . . .
    Section 9.01.    Servicer Termination Events . . . . . . . . . . . . .
    Section 9.02.    Consequences of a Servicer Termination Event. . . . .
    Section 9.03.    Appointment of Successor. . . . . . . . . . . . . . .
    Section 9.04.    Notification to Rating Agencies . . . . . . . . . . .
    Section 9.05.    Waiver of Past Defaults . . . . . . . . . . . . . . .
    Section 9.06.    Repayment of Advances . . . . . . . . . . . . . . . .

ARTICLE X  The Trustee . . . . . . . . . . . . . . . . . . . . . . . . . .
    Section 10.01.   Duties of Trustee . . . . . . . . . . . . . . . . . .
    Section 10.02.   Certain Matters Affecting Trustee . . . . . . . . . .
    Section 10.03.   Trustee Not Liable for Certificates or Receivables. .
    Section 10.04.   Trustee May Own Certificates. . . . . . . . . . . . .
    Section 10.05.   Trustee's Fees and Expenses . . . . . . . . . . . . .
    Section 10.06.   Eligibility Requirements for Trustee. . . . . . . . .
    Section 10.07.   Resignation or Removal of Trustee . . . . . . . . . .
    Section 10.08.   Successor Trustee . . . . . . . . . . . . . . . . . .
    Section 10.09.   Merger or Consolidation of Trustee. . . . . . . . . .
    Section 10.10.   Appointment of Co-Trustee or Separate Trustee . . . .
    Section 10.11.   Representations and Warranties of Trustee . . . . . .

ARTICLE XI Termination . . . . . . . . . . . . . . . . . . . . . . . . . .
    Section 11.01.   Termination of the Trust. . . . . . . . . . . . . . .
    Section 11.02.   Optional Purchase of All Receivables. . . . . . . . .

ARTICLE XII     Miscellaneous Provisions . . . . . . . . . . . . . . . . .
    Section 12.01.   Amendment . . . . . . . . . . . . . . . . . . . . . .
    Section 12.02.   Protection of Title to Trust. . . . . . . . . . . . .
    Section 12.03.   Separate Counterparts . . . . . . . . . . . . . . . .
    Section 12.04.   Limitation on Rights of Certificateholders. . . . . .
    Section 12.05.   Governing Law . . . . . . . . . . . . . . . . . . . .
    Section 12.06.   Notices . . . . . . . . . . . . . . . . . . . . . . .
    Section 12.07.   Severability of Provisions. . . . . . . . . . . . . .
    Section 12.08.   Assignment. . . . . . . . . . . . . . . . . . . . . .
    Section 12.09.   Third-Party Beneficiaries . . . . . . . . . . . . . .
    Section 12.10.   Certificates Nonassessable and Fully Paid . . . . . .
    Section 12.11.   Limitations on Rights of Others . . . . . . . . . . .
    Section 12.12.   Headings. . . . . . . . . . . . . . . . . . . . . . .

SCHEDULE I Schedule of Receivables . . . . . . . . . . . . . . . . . . . .
SCHEDULE II     Location of Receivables Files. . . . . . . . . . . . . .
Schedule III    Locations of Local Post Office Boxes . . . . . . . . . .
Schedule IV     Locations of Local Collection Accounts . . . . . . . . .

EXHIBIT A  Form of Class A Certificate . . . . . . . . . . . . . . . . . .
EXHIBIT B  Form of Class B Certificate . . . . . . . . . . . . . . . . . .
EXHIBIT C  Form of Depository Agreement  . . . . . . . . . . . . . . . .
EXHIBIT D  Representations and Warranties of First Merchants . . . . . .
EXHIBIT E  Form of Servicer's Certificate. . . . . . . . . . . . . . . . .
EXHIBIT F  Form of Transferor's Letter . . . . . . . . . . . . . . . . . .
EXHIBIT G  Form of Policy. . . . . . . . . . . . . . . . . . . . . . . . .

 POOLING AND SERVICING AGREEMENT dated as of June 1, 1996, among
FIRST MERCHANTS AUTO RECEIVABLES CORPORATION II, a Delaware corporation, as depositor (the "Depositor"), FIRST MERCHANTS ACCEPTANCE CORPORATION, a Delaware corporation, as servicer (the "Servicer"), and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation, as trustee and backup servicer (in its capacity as trustee, the "Trustee"; and in its capacity as backup servicer, the "Backup Servicer").

                                  RECITALS

 WHEREAS the Depositor has purchased a portfolio of receivables arising in connection with motor vehicle retail installment sale contracts acquired by First Merchants Acceptance Corporation from retail motor vehicle dealers in the ordinary course of its business;

 WHEREAS the Depositor wishes to sell and assign such receivables to the Trust (as defined herein); and

 WHEREAS First Merchants Acceptance Corporation is willing to service such receivables, and Harris Trust and Savings Bank is willing to act as Backup Servicer with respect to such receivables and as Trustee of the Trust;

 NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:


                                ARTICLE XXIII

                                 Definitions

    Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

    "Account Property" means the Collection Account, the Local Collection Accounts, the Local Post Office Boxes and all amounts and investments from time to time deposited or transferred to or held in any of them for or on behalf of the Trust, including any cash, checks, money orders, deposit accounts, Physical Property, book-entry securities, or uncertificated securities, and all proceeds of the foregoing.

    "Advance" shall have the meaning specified in Section 5.05.

    "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "Agreement" means this Pooling and Servicing Agreement.

    "Amount Financed" means, with respect to any Receivable, the amount advanced under the related Contract toward the purchase price of the Financed Vehicle and any related costs, including amounts advanced in respect of accessories, insurance premiums, service and warranty contracts, and other items customarily financed as part of retail automobile installment sale contracts or promissory notes, but excluding any amount allocable to any premium for force-placed physical damage insurance covering the Financed Vehicle.

    "Annual Percentage Rate" or "APR" of a Receivable means the annual rate of finance charges stated in the related Contract or, if such stated annual rate of finance charge is reduced (i) as a result of an insolvency proceeding involving the Obligor or (ii) pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, such reduced rate.

    "Available Funds" means, with respect to any Determination Date or Distribution Date, (i) all amounts received during the related Collection Period (other than Payaheads received from Obligors during such Collection Period and other than amounts that are transferred to the Collection Account during such Collection Period in respect of the immediately preceding Collection Period, as described in clauses (ii), (iii) and (iv) below), from whatever source, on or in respect of the Receivables, including any Net Liquidation Proceeds and insurance proceeds, (ii) all Advances made by the Servicer during or with respect to such Collection Period, (iii) any amounts transferred from the Payahead Account to the Collection Account as all or part of a Scheduled Payment during or with respect to such Collection Period,
(iv) all amounts transferred to the Collection Account in respect of Purchase Amounts for such Collection Period (v) any Recoveries for such Collection Period and (vi) Investment Income for such Collection Period.

    "Average Pool Balance" means, with respect to any Collection Period, the average of the Pool Balance at the beginning of business on the first day of such Collection Period and at the close of business on the last day of such Collection Period.

    "Backup Servicer" means Harris Trust and Savings Bank or its successor in interest pursuant to Section 8.03(b) or such other Person as shall have been appointed as Backup Servicer pursuant to Section 9.03(b).

    "Basic Documents" means the Receivables Purchase Agreement, this Agreement and the Spread Account Agreement.

    "Benefit Plan" shall have the meaning specified in Section 6.04(b).

    "Book-Entry Certificates" means beneficial interests in Class A Certificates, ownership and transfers of which shall be registered through book entries by a Clearing Agency as described in Section 6.09.

    "Business Day" means any day other than a Saturday, a Sunday, a legal holiday or any other day on which commercial banking institutions in The City of New York, Chicago, Illinois or the city in which the Corporate Trust Office is located are authorized or obligated by law, executive order or governmental decree to be closed.

    "Certificate" means either a Class A Certificate or a Class B Certificate.

    "Certificate Balance" means the aggregate of the Class A Certificate Balance and the Class B Certificate Balance.

    "Certificate Owner" means, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with the Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of the Clearing Agency).

    "Certificate Pool Factor" means, with respect to each class of Certificates as of the close of business on the last day of each Collection Period, a seven-digit decimal figure equal to the outstanding principal amount of such class of Certificates (after giving effect to any reduction thereof to be made on the immediately following Distribution Date) divided by the original outstanding principal amount of such class of Certificates. The Certificate Pool Factor for each class of Certificates will be 1.0000000 as of the Closing Date and will decline thereafter to reflect reductions in the outstanding principal amount of such class of Certificates.

    "Certificate Register" and "Certificate Registrar" mean the register maintained and the registrar appointed pursuant to Section 6.03.

    "Certificateholder" or "Holder" means a Person in whose name a Certificate is registered in the Certificate Register.

    "Class A Certificate" means a 6.85% Asset Backed Certificate, Class A, evidencing a beneficial interest in the Trust, substantially in the form of Exhibit A.

    "Class A Certificate Balance" means, initially, $90,413,079.89, and, as of any date of determination thereafter, such initial Class A Certificate Balance reduced by all amounts previously distributed to Holders of the Class A Certificates and allocable to principal.

    "Class A Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the sum of the Class A Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Class A Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that Holders of the Class A Certificates actually received on such preceding Distribution Date.

    "Class A Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Class A Monthly Interest Distributable Amount and the Class A Interest Carryover Shortfall.

    "Class A Monthly Interest Distributable Amount" means, with respect to any Distribution Date, an amount equal to the product of (i) one-twelfth, (ii) the Pass-Through Rate and (iii) the Class A Certificate Balance on the preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) after giving effect to any amounts distributed to Holders of the Class A Certificates on such preceding Distribution Date and allocable to principal.

    "Class A Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Class A Percentage of the Principal Distribution Amount.

    "Class A Percentage" means 93%.

    "Class A Principal Carryover Shortfall" means the amount, if any, as of the close of business on any Distribution Date, by which (i) the Class A Monthly Principal Distributable Amount plus any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date exceeds (ii) the amount actually distributed to Holders of the Class A Certificates and allocable to principal on such date.

    "Class A Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Class A Monthly Principal Distributable Amount for such Distribution Date and the Class A Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Class A Principal Distributable Amount shall not exceed the Class A Certificate Balance. In addition, on the Final Scheduled
Distribution Date, the principal required to be included in the Class A Principal Distributable Amount shall include the lesser of (a) the Class A Percentage of any principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Maturity Date and (b) the amount that is necessary (after giving effect to the other amounts to be distributed to Holders of the Class A Certificates on such Distribution Date and allocable to principal) to reduce the Class A Certificate Balance to zero.

    "Class B Certificate" means a 6.85% Asset Backed Certificate, Class B, evidencing a beneficial interest in the Trust, substantially in the form of Exhibit B.

    "Class B Certificate Balance" means, initially, $6,805,285.58, and, as of any date of determination thereafter, will equal the amount by which the Pool Balance exceeds the Class A Certificate Balance.

    "Class B Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the sum of the Class B Interest
Distributable Amount for the preceding Distribution Date and any outstanding Class B Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that Holders of the Class B Certificates actually received on such preceding Distribution Date.

    "Class B Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Class B Monthly Interest Distributable Amount and the Class B Interest Carryover Shortfall.

    "Class B Monthly Interest Distributable Amount" means, with respect to any Distribution Date, an amount equal to the product of (i) one-twelfth, (ii) the Pass-Through Rate and (iii) the Class B Certificate Balance on the preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) after giving effect to all distributions and losses realized on such Distribution Date.

    "Class B Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Class B Percentage of the Principal Distribution Amount.

    "Class B Percentage" means 7%.

    "Class B Principal Carryover Shortfall" means the amount, if any, as of the close of business on any Distribution Date, by which (i) the Class B Monthly Principal Distributable Amount plus any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date exceeds (ii) the amount actually distributed to Holders of the Class B Certificates and allocable to principal on such date.

    "Class B Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Class B Monthly Principal Distributable Amount for such Distribution Date and the Class B Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Class B Principal Distributable Amount shall not exceed the Class B Certificate Balance. In addition, on the Final Scheduled
Distribution Date, the principal required to be included in the Class B Principal Distributable Amount shall include the lesser of (a) the Class B Percentage of any principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Maturity Date and (b) the amount that is necessary (after giving effect to the other amounts to be distributed to Holders of the Class B Certificates on such Distribution Date and allocable to principal) to reduce the Class B Certificate Balance to zero.

    "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

    "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

    "Closing Date" means June 26, 1996.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

    "Collateral Agent" means Harris Trust and Savings Bank as collateral agent under the Spread Account Agreement and any successor Collateral Agent thereunder.

    "Collection Account" means the account designated as such, established and maintained pursuant to Section 5.02(b)(i).

    "Collection Period" means a calendar month. As used herein, the "related Collection Period" with respect to any Distribution Date or Determination Date means the calendar month immediately preceding the calendar month in which such Distribution Date or Determination Date, as applicable, occurs.

    "Contract" means a motor vehicle retail installment sale contract between a Dealer and one or more Obligors.

    "Controlling Party" means (i) as long as the Policy is in effect and no Security Insurer Default has occurred and is continuing, the Security Insurer and (ii) if a Security Insurer Default has occurred and is continuing or the Policy is otherwise no longer in effect, the Trustee for the benefit of the Certificateholders.

    "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be administered, which at the time of execution of this agreement is located at Harris Trust and Savings Bank, 311 West Monroe Street, 12th Floor, Chicago, Illinois 60606 (facsimile no. :(312)461-3525), Attention: Indenture Trust Administration, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Servicer, the Collateral Agent, and the Security Insurer, or the principal corporate trust office of any successor Trustee (of which address such successor Trustee shall notify the Certificateholders, the Depositor, the Servicer, the Collateral Agent, and the Security Insurer).

    "Cram Down Loss" means any loss resulting from an order issued by a court of appropriate jurisdiction in an insolvency proceeding that reduces the amount owed on a Receivable or otherwise modifies or restructures the Scheduled Payments to be made thereon. The amount of any such Cram Down Loss will equal the excess of (i) the Principal Balance of the Receivable immediately prior to such order over (ii) the Principal Balance of such Receivable as so reduced, modified or restructured.
A Cram Down Loss will be deemed to have occurred on the date of issuance of such order.

    "Credit Enhancement Fee" means, with respect to any Distribution Date, the fee paid to the Depositor, upon the terms and subject to the conditions set forth in the Spread Account Agreement, in consideration of the pledge by the Depositor of certain of its assets pursuant to the Spread Account Agreement. The Credit Enhancement Fee shall be in an amount on each Distribution Date equal to the funds remaining in the Collection Account on such date after the distribution by the Trustee of all amounts required pursuant to clauses (1) through (9) of Section 5.08.

    "Cutoff Date" means June 1, 1996.

    "Dealer" means a dealer that sold a Financed Vehicle to an Obligor and sold and assigned the related Receivable to First Merchants pursuant to a Dealer Agreement.

    "Dealer Agreement" means an agreement between First Merchants and a Dealer pursuant to which such Dealer sells Contracts to First Merchants.

    "Default Rate" means, with respect to any Collection Period, the product, expressed as a percentage, of (i) twelve and (ii) a fraction, the numerator of which equals the sum of (A) the aggregate Principal Balance of all Receivables that became Defaulted Receivables during such Collection Period and (B) the aggregate Principal Balance of all Receivables that became Purchased Receivables during such Collection Period and that were delinquent 31 days or more under the related Contract, and the denominator of which equals the Average Pool
Balance for such Collection Period.

    "Defaulted Receivable" means a Receivable with respect to which any of the following shall have occurred: (i) a payment under the related Contract is 120 or more days (or, if the related Obligor is a debtor under Chapter 13 of the U.S. Bankruptcy Code, 180 or more days) delinquent, (ii) the related Financed Vehicle has been repossessed or (iii) the Servicer has determined in good faith that payments under the related Contract are not likely to be resumed.

    "Deficiency Claim Date" means, with respect to each Distribution Date, the third Business Day preceding such Distribution Date.

    "Definitive Certificates" shall have the meaning specified in Section 6.09.

    "Delinquency Ratio" means, with respect to each Collection Period, the quotient, expressed as a percentage, of (i) the aggregate Principal Balance of all Receivables with respect to which one or more payments are 31 or more days past due as of the last day of such Collection Period and (ii) the Pool Balance with respect to the Determination Date following such Collection Period.

    "Delivery" when used with respect to Account Property means:

    (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Trustee or its nominee or custodian by physical delivery to the Trustee or its nominee or custodian endorsed to, or registered in the name of, the Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security
(as defined in Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either, subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Account Property to the Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that are book-entry securities held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary that is also a "depository" pursuant to applicable federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Trustee or its nominee or custodian of the purchase by the Trustee or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry securities held through the Federal Reserve System pursuant to federal book-entry regulations as belonging to the Trustee or its nominee or custodian and indicating that such custodian holds such Account Property solely as agent for the Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Account Property to the Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

    (c) with respect to any item of Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of a financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Trustee or its nominee or custodian of such uncertificated security, and the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Trustee or its nominee or custodian.

    "Depositor" means First Merchants Auto Receivables Corporation II, a Delaware corporation, or its successors in interest to the extent permitted hereunder.

    "Depository Agreement" means the agreement dated June 26, 1996, between the Trustee and The Depository Trust Company, as the initial Clearing Agency, substantially in the form of Exhibit C.

    "Determination Date" means, with respect to each Distribution Date, the earlier of (i) the 14th day of the calendar month in which such Distribution Date occurs (or if such 14th day is not a Business Day, the next succeeding Business Day) and (ii) the 4th Business Day preceding such Distribution Date.

    "Distribution Date" means, with respect to each Collection Period, the fifteenth day of the following calendar month or, if such fifteenth day is not a Business Day, the next succeeding Business Day, commencing on July 15, 1996.

    "Eligible Deposit Account" means a segregated trust account that is maintained with a depository institution or trust company (a) the long-term unsecured debt obligations of which are rated "AA" or higher by Standard & Poor's and "Aa2" or higher by Moody's or (b) the commercial paper or other short-term unsecured debt obligations of which are rated "A-1+" by Standard & Poor's and "P-1" by Moody's or (c) that has been specifically approved by the Controlling Party.

    "Eligible Investments" means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence: (a) (i) direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States and (ii) direct obligations of, and obligations guaranteed as to the full and timely payment by, the Federal National Mortgage Association or the Federal Home Loan
Mortgage Corporation, but only if, at the time of investment, such obligations are assigned the highest credit rating by each Rating Agency
(which in the case of Standard & Poor's shall be AAA or A-1+); (b) demand deposits, time deposits, certificates of deposit or demand notes of, or bankers' acceptances issued by, any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations thereof (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby (which in the case of Standard & Poor's shall be A-1+); (c) repurchase obligations with respect to any obligation described in clause (a) above, entered into with a depository institution or trust company (acting as principal) described in clause (b) above; (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State whose long-term unsecured debt obligations are assigned the highest credit rating by each Rating Agency at the time of such investment or contractual commitment providing for such investment (which in the case of Standard & Poor's shall be AAA);

    (e) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby (which in the case of Standard & Poor's shall be A-1+);

    (f) investments in money market funds (including funds for which the Trustee or any of its Affiliates is investment manager or advisor) having a rating from each of the Rating Agencies in the highest investment category granted thereby (which in the case of Standard & Poor's shall be AAAm-g or AAAm); or (g) any other investment with respect to which the Depositor or the Servicer has received written notification from the Rating Agencies that the acquisition of such investment as an Eligible Investment will not result in a withdrawal or downgrading of the ratings of the Class A Certificates or result in an increased capital charge to the Security Insurer.

    "Eligible Servicer" means First Merchants Acceptance Corporation, the Backup Servicer or any other Person which at the time of its appointment as Servicer
(i) is servicing a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle installment loans, (ii) is legally qualified and has the capacity to service the Receivables, (iii) has demonstrated the ability professionally and competently to service a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle installment loans similar to the Receivables with reasonable skill and care and (iv) has a minimum net worth of $100,000,000.

    "Endorsement" shall have the meaning specified in the Policy.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "Final Scheduled Distribution Date" means November 15, 2001.

    "Final Scheduled Maturity Date" means June 14, 2001.

    "Financed Vehicle" means an automobile, light-duty truck, van or minivan, together with all accessions thereto, securing an Obligor's indebtedness under a Receivable.

    "First Merchants" means First Merchants Acceptance Corporation, a Delaware corporation, and its successors.

    "Fiscal Agent" shall have the meaning specified in the Policy.

    "FMARC II" means First Merchants Auto Receivables Corporation II, a Delaware corporation, and its successors.

    "Guaranteed Distribution" means, with respect to each Distribution Date, an amount equal to the Class A Interest Distributable Amount plus the Class A Principal Distributable Amount.

    "Initial Pool Balance" means $97,218,365.47.

    "Insolvency Event" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

    "Insurance Agreement" means the Insurance and Indemnity Agreement dated as of June 1, 1996, among the Security Insurer, First Merchants and the Depositor. "Insurance Agreement Event of Default" means any Event of Default, as defined in the Insurance Agreement.

    "Investment Income" means, with respect to any Distribution Date, the investment earnings (net of related losses and investment expenses) for the related Collection Period on amounts on deposit in the Collection Account or the Spread Account, as applicable.

    "Lien" means a security interest, lien, charge, pledge, equity, or encumbrance of any kind, other than tax liens, mechanics' liens and other liens that attach to a Receivable by operation of law as a result of any act or omission by the related Obligor.

    "Liquidated Receivable" means any Receivable with respect to which any of the following shall have occurred: (i) the related Financed Vehicle has been repossessed for 90 days or more, (ii) such Receivable is a Defaulted Receivable with respect to which the Servicer has determined in good faith that all amounts it expects to recover have been received or (iii) a payment under the related Contract is 150 or more days (or, if the related Obligor is a debtor under Chapter 13 of the U.S. Bankruptcy Code, 210 or more days) delinquent.

    "Local Collection Accounts" shall have the meaning provided in Section 5.02(a).
    "Local Collection Account Agreement" means the letter agreement dated as of June 1, 1996, among the Trustee, First Merchants, the Security Insurer, First Merchants Auto Receivables Corporation, FMARC II and First Merchants Grantor Trust 1996-2, as amended, supplemented or otherwise modified from time to time.

    "Local Post Office Box" shall have the meaning specified in Section 5.01(a).

    "Master Spread Account Agreement" means the Master Spread Account Agreement dated as of March 1, 1996, among FMARC II, as depositor, the Security Insurer and Harris Trust and Savings Bank, as trustee and collateral agent.

    "Moody's" means Moody's Investors Service, Inc., or its successor.

    "Net Liquidation Losses" means, with respect to any Collection Period,
(i) the aggregate Principal Balance of all Receivables that became Liquidated Receivables during such Collection Period plus interest due and unpaid thereon under the related Contracts, minus (ii) Net Liquidation Proceeds received during such Collection Period with respect to such Liquidated Receivables and any Receivables that became Liquidated Receivables during previous Collection Periods.

    "Net Liquidation Proceeds" means, with respect to any Liquidated Receivable, all amounts realized on or with respect to such Liquidated Receivable, net of (i) reasonable expenses incurred by the Servicer in connection with the collection of the Receivable and the repossession and disposition of the Financed Vehicle and (ii) amounts that are required by law to be refunded to the Obligor on such Receivable.

    "Net Loss Rate" means, with respect to any Collection Period, the product, expressed as a percentage, of (i) Net Liquidation Losses for such Collection Period and (ii) twelve divided by the Average Pool Balance.

    "Obligor" on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person or Persons who are primarily or secondarily obligated to make payments under the Receivable.

    "Officer's Certificate" means a certificate signed by the chairman of the board, the president, any executive vice president or any vice president of the Depositor or the Servicer, as appropriate.

    "Opinion of Counsel" means one or more written opinions of counsel, who may (except in the case of Opinions of Counsel delivered pursuant to Section 12.02(i)) be an employee of or counsel to the Depositor or the Servicer, which counsel shall be acceptable to the Trustee and, if the Security Insurer is an addressee of such opinion, the Security Insurer, and which opinion shall be in form and substance acceptable to the Trustee and, if the Security Insurer is an addressee of such opinion, the Security Insurer.

    "Outstanding Advances" means the sum, as of the close of business on the last day of a Collection Period, of all unreimbursed Advances, reduced as provided in Section 5.05.

    "Pass-Through Rate" means 6.85% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months.

    "Payahead" means that portion of any payment received during a Collection Period from or on behalf of an Obligor on a Precomputed Receivable that exceeds the Scheduled Payment but is less than the amount required to prepay such Receivable in full.

    "Payahead Account" means the account designated as such, established and maintained pursuant to Section 5.02(d).

    "Person" means any legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

    "Physical Property" shall have the meaning assigned to such term in the definition of "Delivery" above.

    "Policy" means the financial guaranty insurance policy issued by the Security Insurer with respect to the Class A Certificates, including any endorsements thereto, in the form of Exhibit G.

    "Policy Payments Account" shall have the meaning specified in Section
5.09(b).

    "Pool Balance" means, with respect to each Determination Date, the aggregate Principal Balance of the Receivables (excluding Purchased Receivables and Liquidated Receivables) as of the close of business on the last day of the related Collection Period, after giving effect to all collections for such Collection Period.

    "Portfolio Performance Test" means, with respect to any Distribution Date, the calculations performed by the Servicer on the related Determination Date to determine whether (i) the arithmetic average of the Delinquency Ratios for the three immediately preceding Collection Periods equals or exceeds 6%, (ii) the arithmetic average of the Default Rates for the three immediately preceding Collection Periods equals or exceeds 20% or (iii) the arithmetic average of the Net Loss Rates for the three immediately preceding Collection Periods equals or exceeds 10%; provided, however, that, so long as no Security Insurer Default shall have occurred and be continuing, (a) the percentages set forth in clauses (i), (ii) and (iii) above may be modified or amended by the Depositor and the Trustee with the consent of the Security Insurer but without the consent of the Certificateholders and (b) the Security Insurer may, with notice to the Rating Agencies but without the consent of any Certificateholder, waive the requirement that the Portfolio Performance Tests be met with respect to any Distribution Date. If, on any Determination Date, any such arithmetic average as set forth in clause
(i), (ii) or (iii) above equals or exceeds the applicable percentage set forth in such respective clauses (as such as such percentage may be modified or amended from time to time hereunder), the Portfolio Performance Test for such Distribution Date shall not have been met.

    "Precomputed Receivable" means any Receivable which, (i) under the terms of the related Contract, provides that the portion of each Scheduled Payment allocable to earned interest (which may be referred to in the related Contract as an add-on finance charge) and to the Amount Financed will be determined according to the sum of periodic balances or the sum of monthly balances or any equivalent method or (ii) is an actuarial receivable.

    "Principal Balance" means, with respect to any Receivable and Determination Date, the Amount Financed minus an amount equal to the sum, as of the close of business on the last day of the related Collection Period, of (1) that portion of all amounts (excluding Payaheads retained in the Payahead Account, but including Payaheads that have been applied to Scheduled Payments) received on or prior to such day with respect to such Receivable and allocable to principal using the actuarial method (with respect to Precomputed Receivables) or the Simple Interest Method (with respect to
Simple Interest Receivables), as applicable, and (2) any Cram Down Losses with respect to such Receivable.

    "Principal Distribution Amount" means, with respect to any Distribution Date, the sum of the following amounts for the preceding Collection Period:
(a) that portion of all payments (other than Recoveries) by or on behalf of Obligors on Receivables allocable to principal, including full and (with respect to Simple Interest Receivables only) partial prepayments and including, with respect to Precomputed Receivables, amounts required to be withdrawn from the Payahead Account and transferred to the Collection Account (but excluding amounts deposited into the Payahead Account during such Collection Period); (b) the Principal Balance of all Receivables that became Liquidated Receivables during such Collection Period; (c) the Principal Balance of all Receivables that became Purchased Receivables during such Collection Period; and (d) any Cram Down Losses incurred during such Collection Period.

    "Purchase Amount" means the amount, as of the close of business on the last day of a Collection Period, required to prepay a Receivable in full under the terms thereof, including interest to the end of the month of purchase.

    "Purchased Receivable" means a Receivable purchased as of the close of business on the last day of a Collection Period by the Depositor or First Merchants pursuant to Section 3.03 or the Servicer pursuant to Section 4.07.

    "Rating Agency" means either Moody's or Standard & Poor's or, when used in the plural form, Moody's and Standard and Poor's. If none of Moody's, Standard & Poor's or a successor to either of them remains in existence, "Rating Agency" shall mean any nationally recognized statistical rating organization or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Servicer and the Security Insurer.

    "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 10 days' (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Depositor, the Servicer, the Trustee and the Security Insurer in writing that such action will not result in a reduction or withdrawal of the then current ratings of the Class A
Certificates and, if applicable, will not result in an increased capital charge to the Security Insurer.

    "Receivable" means any Contract transferred to the Trust on the Closing Date and listed on Schedule I.

    "Receivable File" means the documents, electronic entries, instruments and writings with respect to a Receivable specified in Section 3.04.

    "Receivables Purchase Agreement" means the purchase agreement dated as of June 1, 1996, between First Merchants and the Depositor.

    "Record Date" means, with respect to each Distribution Date, the close of business on the day immediately preceding such Distribution Date.

    "Recoveries" means, with respect to any Receivable that becomes a Liquidated Receivable, monies collected in respect thereof, from whatever source, during any Collection Period following the Collection Period in which such Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor.

    "Responsible Officer" means the chairman of the board, the president, any executive vice president, any vice president, the treasurer, any assistant treasurer, the secretary, or any assistant secretary of the Servicer.

    "Scheduled Payment" means, with respect to each Receivable, the scheduled monthly payment amount set forth in the related Contract and required to be paid by the Obligor during each Collection Period. If, after the Closing Date, an Obligor's scheduled monthly payment obligation under the related Contract is modified (i) as a result of the order of a court in an insolvency proceeding involving the Obligor, (ii) pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940 or (iii) as a result of modifications or extensions of the Contract permitted by Section 4.02, "Scheduled Payment" shall refer to the Obligor's scheduled monthly payment obligation as so modified.

    "Securities Act" means the Securities Act of 1933, as amended.

    "Security Insurer" means Financial Security Assurance Inc., a monoline insurance company incorporated under the laws of the State of New York, or its successor.

    "Security Insurer Default" means any one of the following events shall have occurred and be continuing:

      (a) the Security Insurer shall have failed to make a required payment when due under the Policy;

      (b) the Security Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization, (ii) made a general assignment for the benefit of its creditor or (iii) had an order for relief entered against it under the United States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization that is final and nonappealable; or (c) a court of competent jurisdiction, the New York Department of Insurance or any other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent, or receiver for the Security Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent, or receiver of the Security Insurer or of all or any material portion of its property.

    "Servicer" means First Merchants Acceptance Corporation, a Delaware Corporation, and each successor Servicer pursuant to Section 4.14, 8.03(a) or 9.03(a).

    "Servicer Termination Event" means any event specified in Section 9.01.

    "Servicer's Certificate" means the certificate required to be delivered by the Servicer pursuant to Section 4.09, substantially in the form attached hereto as Exhibit E.

    "Servicer's Extension Notice" shall have the meaning specified in Section 4.14.

    "Servicing Fee" means the fee payable to the Servicer for services rendered during each Collection Period, determined pursuant to Section 4.08.

    "Simple Interest Method" means the method of allocating the monthly payments received with respect to a Receivable to interest in an amount equal to the product of (i) the applicable APR, (ii) the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and 365 days in the calendar year) elapsed since the preceding payment was made under such Receivable and (iii) the outstanding principal amount of the Receivable, and allocating the remainder of each such monthly payment to principal.

    "Simple Interest Receivable" means a Receivable with respect to which the portion of each payment allocable to interest or to principal under the related Contract is determined in accordance with the Simple Interest Method.

    "Spread Account" means the account designated as such, established and maintained pursuant to the Spread Account Agreement.

    "Spread Account Agreement" means the Master Spread Account Agreement dated as of March 1, 1996 among FMARC II, as depositor, the Security Insurer and Harris Trust and Savings Bank, as trustee and collateral agent, as supplemented by the Series 1996-1 Supplement to Master Spread Account
Agreement dated as of March 1, 1996, as amended by the Amendment to the Master Spread Account Agreement dated as of May 1,1996, as further supplemented by the Series 1996-A Supplement to the Master Spread Account Agreement dated as of May 1, 1996 and the Series 1996-2 Supplement to the Master Spread Account Agreement dated as of June 1, 1996, each among the parties to the Master Spread Account Agreement, as the same may be further supplemented or amended from time to time.

    "Spread Account Required Amount" means with respect to any Distribution Date, the greater of (i)(A) with respect to each related Determination Date on which all of the Portfolio Performance Tests are met, 5% of the Pool
Balance as of the end of business on the last day of the related Collection Period, (B) with respect to any related Determination Date on which a Portfolio Performance Test is not met or was not met on either of the two immediately preceding Determination Dates, 11% of the Pool Balance as of the close of business on the last day of the related Collection Period and (C) with respect to any related Determination Date following the occurrence of an Insurance Agreement Event of Default, an amount equal to (x) the amount on deposit in the Spread Account on such Determination Date plus (y) any Available Funds remaining in the Collection Account after the distribution by the Trustee on the related Distribution Date of all amounts required pursuant to clauses (1) through (6) of Section 5.08 minus (z) any amounts distributed to Holders of the Class A Certificates or the Security Insurer from the Spread Account on such related Distribution Date and (ii) the lesser of (A) 1.5% of the Initial Pool Balance and (B) the Class A Certificate Balance on such Distribution Date (after giving effect to distributions on such date);
provided, however, that in no event shall the Spread Account Required Amount be less than $100,000.

    "Standard & Poor's" means Standard & Poor's Ratings Service, A Division of The McGraw-Hill Company, or its successor.

    "State" means any one of the 50 States of the United States of America or the District of Columbia.

    "Trust" means the trust created by this Agreement.

    "Trustee" means Harris Trust and Savings Bank, an Illinois banking corporation, its successors in interest and any successor Trustee hereunder.

    "Trustee Officer" means any officer within the Corporate Trust Office of the Trustee, including any vice president, any assistant vice president, any senior trust officer, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

    "UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction.

    Section 1.02. Other Definitional Provisions. (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or thereto unless otherwise defined therein.

    (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined herein or in any such certificate or other document, and accounting terms partly defined herein or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under United States generally accepted accounting principles. To the extent that the definitions of accounting terms herein or in any such certificate or other document are inconsistent with the meanings of such terms under United States generally accepted accounting principles, the definitions contained herein or in any such certificate or other document shall control.

    (c) The words "hereof", "herein", "hereunder" and words of similar import when used herein shall refer to this Agreement as a whole and not to any particular provision hereof; Article, Section, Schedule and Exhibit references contained herein are references to Articles, Sections, Schedules and Exhibits herein; and the term "including" shall mean "including without limitation".

    (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

    (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.


                                ARTICLE XXIV

              Creation of the Trust; Conveyance of Receivables

    Section 2.01. Creation of Trust. (a) Upon the execution of this Agreement by the parties hereto, there is hereby created a separate trust, which shall be known as First Merchants Grantor Trust 1996-2 (the "Trust"). The Trust shall be administered pursuant to the provisions of this Agreement.

    (b) It is the intention of the Trustee and the Certificateholders, and the Trustee and the Certificateholders agree, that the Trust will be treated as a grantor trust for federal income tax purposes, and all transactions contemplated by this Agreement will be reported, to the extent applicable, on all applicable tax returns consistently with such treatment. The provisions of this Agreement shall be construed, and the affairs of the Trust shall be conducted, so as to achieve treatment of the Trust as a grantor trust for federal income tax purposes.

    Section 2.02. Conveyance of Receivables. In consideration of the Trustee's delivery on the Closing Date to or upon the order of the Depositor of Class A Certificates in an initial aggregate principal amount of $90,413,079.89 and Class B Certificates in an initial aggregate principal amount of $6,805,285.58, the Depositor does hereby sell, transfer, assign, set over, and otherwise convey to the Trustee in trust for the benefit of the Certificateholders, without recourse (subject to the obligations set forth herein):

      (a) all right, title and interest of the Depositor in and to the Receivables and all payments received with respect thereto on and after the Cutoff Date;

      (b) all right, title and interest of the Depositor in and to the security interests in the related Financed Vehicles and any accessions thereto granted by Obligors pursuant to the Receivables and any other interest of the Depositor in such Financed Vehicles;

      (c) all right, title and interest of the Depositor in and to any Net Liquidation Proceeds and any other proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors, including any vendor's single interest or other collateral protection insurance policy;

      (d) all right, title and interest of the Depositor in and to any property that shall have secured a Receivable and that shall have been acquired by or on behalf of the Depositor, the Servicer or the Trustee;

      (e) all right, title and interest of the Depositor in and to all documents and other items contained in the Receivable Files;

      (f) all of the Depositor's rights (but not its obligations) under the Receivables Purchase Agreement;

      (g) all right, title and interest of the Depositor in and to the Account Property; and

      (h) the proceeds of any and all of the foregoing.

In addition, on or prior to the Closing Date, the Depositor shall cause the Security Insurer to deliver the Policy to the Trustee for the benefit of the Holders of the Class A Certificates.

    Although the Depositor and the Trustee agree that the transfer of assets to the Trust pursuant to this Agreement is intended to be a sale of such assets to the Trust, rather than the granting of a security interest to secure a borrowing, and that such assets shall not be property of the Depositor, in the event such transfer is deemed not to be a sale and to be of a mere security interest to secure a borrowing, the Depositor shall be deemed to have granted to the Trustee for the benefit of the Trust a perfected first priority security interest in all such assets, and this Agreement shall constitute a security interest under applicable law.

    Section 2.03. Acceptance by Trustee. The Trustee hereby acknowledges the sale, transfer and assignment by the Depositor pursuant to this Article II and declares that the Trustee holds and will hold the Receivables and the other assets of the Trust in trust, upon the terms herein set forth, for the use and benefit of all present and future Certificateholders and, to the extent provided herein, the Security Insurer.


                                 ARTICLE XXV

                               The Receivables

    Section 3.01. Representations and Warranties of First Merchants. (a) First Merchants has made each of the representations and warranties set forth in Exhibit D hereto under the Receivables Purchase Agreement and has consented to the assignment by the Depositor to the Trust of the Depositor's rights with respect thereto. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables to the Trust. Pursuant to Section 2.02 of this Agreement, the Depositor has sold, assigned, transferred and conveyed to the Trust, as part of the assets of the Trust, its rights under the Receivables Purchase Agreement, including the representations and warranties of First Merchants therein as set forth in Exhibit D, upon which the Trustee relies in accepting the Receivables and delivering the Certificates and the Security Insurer relies in issuing the Policy, together with all rights of the Depositor with respect to any breach thereof, including the right to require First Merchants to repurchase Receivables in accordance with the Receivables Purchase Agreement. It is understood and agreed that the representations and warranties referred to in this Section shall survive the delivery of the Receivable Files to the Trustee or any custodian.

    (b) First Merchants hereby agrees that the Trustee shall have the right, on behalf of the Trust and the Certificateholders, to enforce any and all rights under the Receivables Purchase Agreement assigned to the Trust herein, including the right to cause First Merchants to repurchase any Receivable with respect to which it is in breach of any of its representations and warranties set forth in Exhibit D, directly against First Merchants as though the Trustee, as trustee of the Trust, were a party to the Receivables Purchase Agreement, and the Trustee shall not be obligated to exercise any such rights indirectly through the Depositor.

    Section 3.02. Representations and Warranties of the Depositor. The Depositor makes the following representations and warranties as to the Receivables on which the Trustee relies in accepting the Receivables and delivering the Certificates and the Security Insurer relies in issuing the Policy. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables by the Depositor to the Trust.

    (a) Title. It is the intention of the Depositor that (i) the transfer and assignment herein contemplated constitute a sale of the Receivables from the Depositor to the Trust, conveying good title thereto, free and clear of any Liens or rights of other Persons and (ii) the beneficial interest in and title to the Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Depositor under any bankruptcy law. No Receivable has been sold, transferred, assigned or pledged by the Depositor to any Person other than the Trust. Immediately prior to the transfer and assignment herein contemplated, the Depositor had good and marketable title to each Receivable, free and clear of all Liens and rights of others and, immediately upon the transfer thereof, the Trust shall have good and marketable title to each such Receivable, free and clear of all Liens and rights of others; and the transfer has been perfected under the UCC. Prior to delivery of the Receivables to First Merchants, as custodian, the Receivables will be stamped to reflect the sale and assignment of the Receivables to the Trust.

    (b) All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give the Trust a first perfected ownership interest in the Receivables shall have been made.

    Section 3.03. Repurchase upon Breach. The Depositor and the Servicer shall inform the other parties to this Agreement and the Security Insurer promptly, in writing, upon the discovery of any breach of First Merchants' representations and warranties made pursuant to Section 3.01 of this Agreement or Section
3.02 of the Receivables Purchase Agreement or of the Depositor's representations and warranties made pursuant to Section 3.02 above. Unless any such breach shall have been cured by the last day of the first Collection Period following the discovery or notice thereof by or to the Depositor or the Servicer, the Depositor shall be obligated and, if necessary, the Depositor or the Trustee shall enforce the obligation of First Merchants under the Receivables Purchase Agreement, to repurchase as of such last day any Receivable materially and adversely affected by any such breach. In c consideration of the repurchase of any such Receivable, the Depositor or First Merchants, as the case may be, shall remit the Purchase Amount to the Collection Account, in the manner specified in Section 5.06; provided, however, that the obligation of the Depositor to repurchase any Receivable arising solely as a result of a breach of First Merchants' representations a and warranties under Section 3.02 of the Receivables Purchase Agreement is subject to the receipt by the Depositor of the Purchase Amount from First Merchants. The sole remedy of the Trustee or the Certificateholders with respect to a breach of representations and warranties pursuant to Sections
3.01 and 3.02 and the agreement contained in this Section shall be to require the Depositor or First Merchants, as the case may be, to repurchase
Receivables pursuant to this Section, subject to the conditions contained herein, or to enforce First Merchants' obligation to the Depositor to repurchase such Receivables pursuant to the Receivables Purchase Agreement.

    Section 3.04. Custody of Receivable Files.   To assure uniform quality in
servicing the Receivables and to reduce administrative costs, the Trustee hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Trustee as custodian of the following documents or instruments, which are hereby constructively delivered to the Trustee with respect to the Receivables:

      (a) the fully executed original of the Receivable (together with any agreements modifying the Receivable, including any extension agreement);

      (b) the original credit application, or a copy thereof, fully executed by each Obligor thereon;

      (c) the original certificate of title or such other documents that the Servicer or the Depositor shall keep on file in accordance with its customary procedures evidencing the security interest of the Depositor in the Financed Vehicle; and (d) any and all other documents that the Servicer or the Depositor shall keep on file in accordance with its customary procedures relating to a Receivable, an Obligor or a Financed Vehicle.

    Section 3.05. Duties of Servicer as Custodian. (a) Safekeeping. The Servicer shall hold the Receivable Files as custodian on behalf of the Trustee for the benefit of all present and future Certificateholders and, to the extent provided herein, the Security Insurer, and shall maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Trustee to comply with this Agreement. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable automotive receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Trustee to verify the accuracy of the Servicer's record keeping.
The Servicer shall promptly report to the Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and shall promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Trustee of the Receivable Files.

    (b)   Maintenance of and Access to Records.   The Servicer shall maintain
each Receivable File at one of its offices specified in Schedule II to this Agreement or at such other office as shall be specified to the Trustee by written notice not later than 90 days after any change in location. The Servicer shall make available to the Trustee or its duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as the Trustee shall instruct.

    (c)   Release of Documents.   Upon instruction from the Trustee, the
Servicer shall release any Receivable File to the Trustee, the Trustee's agent or the Trustee's designee, as the case may be, at such place or places as the Trustee may designate, as soon as practicable, and upon the release and delivery of any such document in accordance with the instructions of the Trustee, the Servicer shall be released from any further liability and responsibility under this Section 3.05 with respect to such documents, unless and until such time as such documents shall be returned to the Servicer. In no event shall the Servicer be responsible for any loss occasioned by the Trustee's failure to return any Receivable File or any portion thereof in a timely manner.

    Section 3.06. Instructions; Authority to Act.   The Servicer shall be deemed
to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Trustee Officer.

    Section 3.07. Custodian's Indemnification.   The Servicer, as custodian,
shall indemnify the Trustee and its officers, directors, employees and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs, or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Trustee or any of its officers, directors, employees or agents as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the Servicer shall not be liable to the Trustee or any such officer, director, employee or agent of the Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Trustee or any such officer, director, employee or agent of the Trustee.

    Indemnification under this Section shall survive the resignation or removal of the Trustee or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Custodian shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Custodian, without interest.

    Section 3.08. Effective Period and Termination.   The Servicer's appointment
as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section 3.08. If First Merchants or any successor Servicer shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of First Merchants or any successor Servicer shall have been terminated under
Section 4.14 or Section 9.02, the appointment of such Servicer as custodian may be terminated by the Security Insurer, the Trustee or by the Holders of Certificates evidencing not less than 25% of the Certificate Balance, in the same manner as the Security Insurer, the Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 9.02. The Trustee may terminate the Servicer's appointment as custodian, with cause, at any time upon written notification to the Servicer and without cause, only by written notification to the Servicer pursuant to Section 9.02. As soon as practicable after any termination of such appointment (but in no event more than 10 Business Days after any such termination of appointment), the Servicer shall deliver the Receivable Files to the Trustee or the Trustee's agent at such place or places as the Trustee may reasonably designate.


                                ARTICLE XXVI

                 Administration and Servicing of Receivables

    Section 4.01. Duties of the Servicer. The Servicer, for the benefit of the Trust, shall manage, service, administer and make collections on the Receivables and perform the other actions required by the Servicer under this Agreement.
The Servicer shall service the Receivables in accordance with its customary and usual procedures and consistent with the procedures employed by institutions that service motor vehicle retail installment sale contracts.
The Servicer's duties shall include the collection and posting of all payments, responding to inquiries of Obligors, investigating delinquencies, sending payment coupons to Obligors, reporting any required tax information to Obligors, monitoring the collateral, accounting for collections, furnishing monthly and annual statements to the Trustee and the Security
Insurer with respect to distributions, monitoring the compliance by Obligors with the insurance requirements contained in the related Contracts, and performing the other duties specified herein. The Servicer also shall administer and enforce all rights of the holder of the Receivables under the Contracts and the Dealer Agreements. To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall follow its customary standards, policies and procedures and shall have full power and authority, acting alone, to do any and all things in connection with the managing, servicing, administration and collection of the Receivables that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments with respect to the Receivables and with respect to the Financed Vehicles; provided, however, that, notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount due under any Receivable or waive the right to collect the unpaid balance of any Receivable from an Obligor. The Servicer is hereby authorized to commence, in its own name or in the name of the Trustee, a legal proceeding to enforce a Receivable pursuant to Section 4.03 or to commence or participate in any other legal proceeding (including a bankruptcy proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Servicer commences or participates in any such legal proceeding in its own name, the Trustee shall thereupon be deemed to have automatically assigned the applicable Receivable to the Servicer solely for purposes of commencing or participating in such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Trustee to execute and deliver in the Trustee's name any notices, demands, claims, complaints, responses, affidavits, or other documents or instruments in connection with any such proceeding. The Trustee shall furnish the Servicer with any powers of attorney and other documents which the Servicer may reasonably request and which the Servicer deems necessary or appropriate and shall take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

    Section 4.02. Collection of Receivable Payments; Modifications of Receivables. (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable automotive receivables that it services for itself or others and otherwise act with respect to the Receivables in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Trust with respect thereto. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.

    (b) The Servicer may at any time agree to a modification or amendment of a Receivable in order to (i) change the date during each calendar month when the related Scheduled Payment is due or (ii) reamortize the Scheduled Payments on the Receivable following a partial prepayment of principal.

    (c) The Servicer may grant payment extensions or other modifications of or amendments with respect to a Receivable (in addition to those modifications permitted by Section 4.02(b)) in accordance with its customary procedures if the Servicer believes in good faith that such extension, modification or amendment is necessary to avoid a default on such Receivable, will maximize the amount to be received by the Trust with respect to such Receivable and is otherwise in the best interests of the Trust; provided, however, that:

      (i) the aggregate period of all extensions on a Receivable shall not exceed four months;

      (ii) in no event may the final Scheduled Payment on a Receivable be extended beyond the last day of the Collection Period related to the Final Scheduled Distribution Date;

      (iii) no more than two extensions may be granted with respect to any Receivable in any one-year period; and

      (iv) no more than 13% of the aggregate Pool Balance may be subject to extension or modification in any one-year period.

    Section 4.03. Realization Upon Receivables. (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall use its best efforts to repossess or otherwise convert the ownership of and liquidate any Financed Vehicle securing a Receivable with respect to which the Servicer shall have determined that eventual payment in full is unlikely. The Servicer shall begin such repossession and conversion procedures as soon as practicable after default on such Receivable, but in no event later than the date on which all or any portion of a Scheduled Payment has become 91 days delinquent; provided, however, that the Servicer may elect not to repossess a Financed Vehicle within such time period if in its good faith judgment it determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. In repossessing or otherwise converting the ownership of a Financed Vehicle and liquidating a Receivable, the Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 4.01, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers, the sale of the related Financed Vehicle at public or private sale, the submission of claims under an insurance policy and other actions by the Servicer in order to realize on a Receivable; provided, however, that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repairn and/or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the expense for such repair or repossession. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds, but only out of the cash proceeds of the sale of such Financed Vehicle, any deficiency obtained from the Obligor or any amounts received from recourse to the related Dealer.

    (b) If the Servicer elects to commence a legal proceeding to enforce any rights with respect to a Receivable, the Trustee shall thereupon be deemed to have automatically assigned such Receivable to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce any such right with respect to a Receivable, on the grounds that it is not a real party in interest or a Person entitled to enforce such right, the Trustee, at the Servicer's expense, shall take such steps as the Servicer deems necessary to enforce such right, including bringing suit in its name.

    Section 4.04. Physical Damage Insurance. The Servicer shall require, in accordance with its customary servicing policies and procedures, that each Obligor obtain and maintain physical loss and damage insurance coverage covering the Financed Vehicle.

    Section 4.05. Maintenance of Security Interests in Vehicles.  (a)
Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps on behalf of the Trust as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The Servicer is hereby authorized to take such steps as are necessary to reperfect such security interest on behalf of the Trust in the event of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Trust is insufficient, without a notation on the related Financed Vehicle's certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Trust, the Servicer hereby agrees that the designation of First Merchants as the secured party on the certificate of title is in its capacity as agent of the Trust.

    (b) The Depositor, the Trustee, the Servicer and the Backup Servicer hereby agree that, upon the occurrence of a Servicer Termination Event, the Controlling Party may take or cause to be taken such actions as may, in the opinion of counsel to the Controlling Party, be necessary to perfect or re-perfect the security interests in the Financed Vehicles in the name of the Trust, including by amending the title documents of the Financed
Vehicles. The Depositor hereby agrees to pay all expenses related to such perfection or reperfection and to take all action necessary therefor. In addition, the Controlling Party may at any other time instruct the Servicer to take or cause to be taken such action as may, in the opinion of counsel to the Controlling Party, be necessary to perfect or re-perfect the security interest in the Financed Vehicles in the name of the Trust; provided, however, that if the Controlling Party requests that the title documents be amended prior to the occurrence of an Insurance Agreement Event of Default, the out-of-pocket expenses of the Servicer, the Depositor or any other entity incurred in connection with any such action shall be reimbursed to the Servicer, the Depositor or such other party by the Controlling Party.

    Section 4.06. Covenants of the Servicer. By its execution and delivery of this Agreement, the Servicer hereby covenants as follows (on which covenants the Trustee relies in accepting the Receivables and delivering the Certificates and on which the Security Insurer relies in issuing the Policy):

    (a) Liens in Force. No Financed Vehicle securing a Receivable shall be released in whole or in part from the security interest granted by the Receivable, except upon payment in full of the Receivable or as otherwise contemplated herein;
    (b) No Impairment. The Servicer shall do nothing to impair the rights of the Trust in the Receivables;

    (c) No Amendments. The Servicer shall not extend or otherwise amend the terms of any Receivable, except in accordance with Section 4.02; and

    (d) Restrictions on Liens. The Servicer shall not (A) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to or permit in the future (upon the occurrence of a contingency or otherwise) the creation, incurrence or existence of any Lien on or restriction on transferability of any Receivable except for the Lien in favor of the Trust and the restrictions on transferability imposed by this Agreement or (B) sign or file any UCC financing statements in any jurisdiction that names First Merchants, the Servicer or the Depositor as a debtor, and any Person other than the Depositor or the Trust as a secured party, or sign any security agreement authorizing any secured party thereunder to file any such financing statement with respect to the Receivables.

    Section 4.07. Purchase of Receivables Upon Breach of Covenant. Upon discovery by any of the Servicer, the Depositor or the Trustee of a breach of any of the covenants set forth in Section 4.05(a) or 4.06, the party discovering such breach shall give prompt written notice to the other parties; provided, however, that the failure to give any such notice shall not affect any obligation of the Servicer under this Section 4.07. On or before the last day of the first Collection Period following its discovery or receipt of notice of any breach of any covenant set forth in Section 4.05(a) or 4.06 that materially and adversely affects the interests of the Trust or the Security Insurer in any Receivable, the Servicer shall, unless such breach shall have been cured in all material respects by such date, purchase from the Trust the Receivable affected by such breach. In consideration of the purchase of any such Receivable, the Servicer shall remit the related Purchase Amount into the Collection Account in the manner specified in Section 5.06. For purposes of this Section, the Purchase Amount shall, whenever applicable, consist in part of a release by the Servicer of all rights of reimbursement of Outstanding Advances with respect to the related Receivable. It is understood and agreed that the obligation of the Servicer to purchase any Receivable with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Servicer for such breach available to the Trustee.

    Section 4.08. Servicing Fee; Payment of Expenses. The Servicing Fee payable to the Servicer on each Distribution Date shall equal the product of (i) one-twelfth, (ii) 2.50% and (iii) the Pool Balance as of the first day of the related Collection Period. The Servicing Fee shall be calculated on the basis of a 360-day year comprised of twelve 30-day months. The Servicer also shall be entitled to all late fees, prepayment charges (including, in the case of a Receivable that provides for payments according to the "Rule of 78s" and that is prepaid in full, the difference between the Principal Balance of such Receivable (plus accrued interest to the date of prepayment) and the Principal Balance of such Receivable computed according to the "Rule of 78s"), and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, collected (from whatever source) on the Receivables.

    The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer and expenses incurred in connection with distributions and reports made by the Servicer to the Trustee). The Servicer shall be liable for the fees and expenses of the Backup Servicer.

    Section 4.09. Servicer's Certificate.  No later than 10:00 a.m.  New
York City time on each Determination Date, the Servicer shall deliver to the Trustee, the Backup Servicer, the Security Insurer and each Rating Agency, a Servicer's Certificate executed by a Responsible Officer of the Servicer containing among other things, all information necessary to enable the Trustee to make payments on the Certificates and to perform its related obligations pursuant to this Agreement. Receivables purchased by the Servicer, the Depositor or First Merchants during the related Collection Period and each Receivable that became a Liquidated Receivable or was paid in full during the related Collection Period shall be identified by account number in the Servicer's Certificate.

    Section 4.10. Annual Statement as to Compliance; Notice of Servicer Termination Event. (a) The Servicer shall deliver to the Trustee, the Backup Servicer, the Security Insurer and each Rating Agency, within 120 days after the end of the Servicer's fiscal year (with the first such certificate being delivered no later than April 30, 1997), an Officer's Certificate signed by a Responsible Officer of the Servicer, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such shorter period as shall have elapsed from the Closing Date to the end of the first such fiscal year) and of the performance of its obligations under this Agreement has been made under such officer's supervision and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

    (b) The Servicer shall deliver to the Trustee, the Backup Servicer, the Security Insurer and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than two Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time or both would become a Servicer Termination Event under Section 9.01(a).
The Depositor or the Servicer shall deliver to the Trustee, the Backup Servicer, the Security Insurer, the Servicer or the Depositor (as applicable), and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than two Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time or both would become a Servicer Termination Event under any other clause of
Section 9.01.

    Section 4.11. Annual Independent Accountants' Report. The Servicer shall cause a firm of independent certified public accountants, which may also render other services to the Servicer or its Affiliates, to deliver to the Trustee, the Backup Servicer, the Security Insurer and each Rating Agency, within 120 days after the end of each fiscal year (with the first such report being delivered no later than April 30, 1997), a report addressed to the Board of Directors of the Servicer, the Trustee, the Backup Servicer and the Security Insurer, to the effect that such firm has audited the books and records of the Servicer and issued its report thereon and that (1) such audit was made in accordance with generally accepted auditing standards and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (2) the firm is independent of the Depositor and the Servicer within the meaning of the Code of Professional
Ethics of the American Institute of Certified Public Accountants; and (3) a review in accordance with agreed upon procedures was made of three randomly selected Servicer's Certificates, including the delinquency, default and loss statistics required to be specified therein and, except as disclosed in the accountants' report, no exceptions or errors in the Servicer's Certificates were found.

    Section 4.12. Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to representatives of the Trustee, the Backup Servicer, the Certificateholders and the Security Insurer reasonable access to the documentation regarding the Receivables. In each case, such access shall be afforded without charge, but only upon reasonable request and during normal business hours. Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

    Section 4.13. Monthly Tape. On or before the eighth Business Day, but in no event later than the tenth calendar day, of each month, the Servicer shall deliver or cause to be delivered to the Trustee and the Backup Servicer a computer tape and a diskette (or any other form of electronic transmission acceptable to the Trustee and the Backup Servicer) in a format acceptable to the Trustee and the Backup Servicer containing the information with respect to the Receivables as of the last day of the preceding Collection Period and necessary for preparation of the Servicer's Certificate for the immediately succeeding Determination Date and to determine the application of collections as provided herein. The Backup Servicer shall use such tape or diskette (or other electronic transmission acceptable to the Trustee and the Backup
Servicer) to verify the Servicer's Certificate delivered by the Servicer, and the Backup Servicer shall certify to the Trustee that it has verified the Servicer's Certificate in accordance with this Section 4.13 and shall notify the Servicer and the Trustee of any discrepancies, in each case, on or before the third Business Day following the related Determination Date. In the event that the Backup Servicer reports any discrepancies, the Servicer and the Backup Servicer shall attempt to reconcile such discrepancies prior to the related Distribution Date, but in the absence of a reconciliation, the Servicer's Certificate shall control for the purpose of calculations and distributions with respect to the related Distribution Date. In the event that the Backup Servicer and the Servicer are unable to reconcile discrepancies with respect to a Servicer's Certificate by the related Distribution Date, the Servicer shall cause a firm of nationally recognized independent certified public accountants, at the Servicer's expense, to audit the Servicer's Certificate and, prior to the third Business Day, but in no event later than the fifth calendar day, of the following month, to reconcile the discrepancies. The effect, if any, of such reconciliation shall be reflected in the Servicer's Certificate for the next succeeding
Determination Date.  In addition, upon the occurrence of a Servicer
Termination Event the Servicer shall, if so requested by the Trustee, deliver to the Backup Servicer within 15 days after demand therefor its records relating to the Receivables and a computer tape containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with servicing the Receivables.
Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligations hereunder, including, without limitation, to supervise, verify or monitor the performance of the Servicer. The Backup Servicer shall have no liability for any actions taken or omitted by the Servicer.

    Section 4.14. Retention and Termination of Servicer. The Servicer hereby covenants and agrees to act as Servicer under this Agreement for an initial term commencing on the Closing Date and ending on September 30, 1996, which term shall be extendible by the Security Insurer (or the Trustee, if there is an existing Security Insurer Default or if the Policy is no longer in effect) for successive quarterly terms ending on each successive December 31, March 31, June 30 and September 30 (or pursuant to revocable written standing instructions delivered from time to time to the Servicer and the Trustee, for any specified number of terms), until the Class A Certificates are paid in full. Each such notice (including each notice pursuant to standing instructions, which shall be deemed delivered at the end of successive quarterly terms for so long as such instructions are in effect) (a "Servicer Extension Notice") shall be delivered by the Security Insurer or the Trustee, as applicable, to the other parties to this Agreement. The Servicer hereby agrees that, as of the date hereof and upon its receipt of any such Servicer Extension Notice, the Servicer shall be bound for the duration of the initial term or the term covered by such Servicer Extension Notice to act as the Servicer, subject to and in accordance with the other provisions of this Agreement. Until such time as a Security Insurer Default shall have occurred and be continuing, the Servicer agrees that if as of the last day of the calendar month preceding the last day of any such servicing term the Servicer shall not have received a Servicer Extension Notice from the Security
Insurer, the Servicer shall, within five days thereafter, give written notice of such non-receipt to the Trustee, the Security Insurer and the Backup Servicer.


                                ARTICLE XXVII

                       Accounts; Application of Funds

    Section 5.01. Local Post Office Boxes. On or prior to the Closing Date, the Servicer shall send revised payment statements (which statements will indicate (by roman numeral) that such payments relate to Receivables owned by the Trust) to each Obligor pursuant to which payments made by such Obligor after the Closing Date will be addressed to a regional post office box (each a "Local Post Office Box") separate from any post office box to which receivables owned by the Seller are or will be sent. All payments and other proceeds of any type and from any source on or with respect to the Receivables that are delivered to one of the Local Post Office Boxes shall be the property of the Trustee.

    Section 5.02. Accounts. (a) The Servicer has established various accounts in the name of the Trustee (the "Local Collection Accounts"), at the locations identified on Schedule IV. Each Local Collection Account shall be maintained as an Eligible Deposit Account and shall bear a designation clearly indicating that the amounts deposited thereto and held therein are for the benefit of the Trust, as provided in the Local Collection Account Agreement. All payments on the Receivables mailed by Obligors or any other Person to the Local Post Office Boxes or otherwise delivered pursuant to the Local Collection Account Agreement to the Servicer shall be deposited on a daily basis into the applicable Local Collection Account, from which they will be swept within two Business Days to the Collection Account. Amounts on deposit in any Local Collection Account shall not be invested.

    (b)    (i   On or prior to the Closing Date, the Servicer shall
    establish, or cause to be established, an account in the name of the Trustee (the "Collection Account"), which shall be maintained as an Eligible Deposit Account and shall bear a designation clearly indicating that the amounts deposited thereto are held for the benefit of the Trust. The Servicer shall deposit all amounts received by it, and shall cause the Trustee to sweep any amounts deposited to any Local Collection Account, on or with respect to the Receivables into the Collection Account as promptly as possible, but in no event later than the second Business Day following receipt thereof by the Servicer or in the Local Collection Accounts, as applicable.

      (ii) Funds on deposit in the Collection Account shall be invested by the Trustee in Eligible Investments selected in writing by the Servicer or, if an Insurance Agreement Event of Default shall have occurred and be continuing, the Security Insurer. All Investment Income received during each Collection Period with respect to Eligible Investments on deposit in the Collection Account shall be included in the interest portion of Available Funds for such Collection Period and distributed by the Trustee on the related Distribution Date pursuant to Section 5.08. Except as otherwise permitted by the Rating Agencies, funds on deposit in the Collection Account shall be invested in Eligible Investments that will mature not later than the Business Day immediately preceding the next Distribution Date. Funds deposited in the Collection Account on a day immediately preceding a Distribution Date upon the maturity of an Eligible Investment are not required to be invested overnight.

      (iii) The Trustee shall not be held liable in any way by reason of any insufficiency in the Collection Account resulting from any loss on an Eligible Investment included therein, except for losses attributable to the Trustee's failure to make payments on such Eligible Investments issued by the Trustee, in its commercial capacity as principal obligor and not as Trustee, in accordance with their terms.

    (c) (i) The Trustee, for the benefit of the Certificateholders and, to the extent provided herein, the Security Insurer, shall possess all right, title and interest in and to all funds received on or in respect of the Receivables from time to time in the Local Post Office Boxes, the Local Collection Accounts and the Collection Account and in all proceeds thereof (including all income thereon), subject to the Local Collection Account Agreement. The Local Post Office Boxes, the Local Collection Accounts and the Collection Account shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders, subject to the Local Collection Account Agreement. If, at any time, a Local Collection Account or the Collection Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall establish, within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent), a new Local Collection Account or Collection Account, as applicable, as an Eligible Deposit Account and shall transfer all amounts from the account that is no longer an Eligible Deposit Account to the new Local Collection Account or Collection Account.

      (ii) With respect to the Account Property, the Trustee agrees, by its acceptance hereof, that:

          (A) any Account Property that is held in deposit accounts shall be held solely in Eligible Deposit Accounts, subject to the last sentence of
      Section 5.02(c)(i); and each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Trustee, and the Trustee shall have sole signature authority with respect thereto;

          (B) any Account Property that constitutes Physical Property shall be delivered to the Trustee in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Trustee or a financial intermediary (as such term is defined in Section 8-313(4) of the UCC) acting solely for the Trustee;

          (C) any Account Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Trustee, pending maturity or disposition, through continued book-entry registration of such Account Property as described in such paragraph; and

          (D) any Account Property that is an "uncertificated security" under
      Article VIII of the UCC and that is not governed by clause (C) above shall be delivered to the Trustee in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Trustee, pending maturity or disposition, through continued registration of the Trustee's (or its nominee's) ownership of such security.

    (d) The Servicer shall establish and maintain with the Trustee an Eligible Deposit Account (the "Payahead Account"). The Payahead Account shall not be property of the Trust. The Servicer shall, or shall cause the Trustee to, transfer all Payaheads from the Collection Account to the Payahead Account on or prior to the date on which Payaheads are transferred to the Collection Account pursuant to Section 5.04.

    Section 5.03. Application of Collections. All amounts received with respect to the Receivables during each Collection Period shall be applied by the Servicer as follows:

    With respect to each Simple Interest Receivable (other than a Purchased Receivable), payments by or on behalf of the Obligor shall be applied, first, to reduce Outstanding Advances to the extent described in Section 5.05, with any excess amounts being applied to interest and principal in accordance with the Simple Interest Method. In the case of Precomputed Receivables (other than Purchased Receivables), payments by or on behalf of the Obligor shall be applied, first, to the Scheduled Payment, with any excess amounts being either (i) applied to prepay the Receivable in full or (ii) if such excess amount is not sufficient to prepay the Receivable in full, transferred to the Payahead Account as a payahead.

    Section 5.04. Application of Payaheads. Within two Business Days following each Determination Date, the Trustee shall cause to be transferred from the Payahead Account to the Collection Account, in immediately available funds, the aggregate Payaheads from previous Collection Periods applicable as all or part of any Scheduled Payment on a Precomputed Receivable due during the related Collection Period, in the amounts set forth in the Servicer's Certificate for such Distribution Date.

    Section 5.05. Advances. On or prior to the Business Day preceding each Distribution Date, the Servicer shall deposit into the Collection Account an amount equal to the amount of interest due on the Simple Interest Receivables at their respective APR's for the related Collection Period (assuming the Simple Interest Receivables were paid on their respective due dates) minus the amount of interest actually received on the Simple Interest Receivables during the related Collection Period (such amount, an "Advance"); provided, however, that in no event shall the aggregate amount of Advances made by the Servicer on any Distribution Date exceed 0.5% of the Pool Balance as of the first day of the related Collection Period. If the calculation described in the preceding sentence results in a negative number, an amount equal to the absolute value of such negative number shall be paid to the Servicer to the extent and as reimbursement of any Outstanding Advances. In addition, in the event that a Simple Interest Receivable becomes a Liquidated Receivable, all Net Liquidation Proceeds attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) shall be paid to the Servicer to the extent and as reimbursement of any Outstanding Advances. The Servicer shall not make any advance with respect to principal of Simple Interest Receivables or of interest or principal with respect to Precomputed Receivables. Any Advances payable by the Servicer with respect to a Collection Period may be paid net of any amounts due to the Servicer from the Trust assets with respect to such Collection Period.

    Section 5.06. Purchase Amounts. The Servicer and the Depositor shall deposit or cause to be deposited in the Collection Account, on or prior to each Determination Date, the aggregate Purchase Amount with respect to Purchased Receivables and the Servicer shall deposit therein all amounts to be paid under
Section 4.07.

    Section 5.07. Transfers from the Spread Account. The Trustee shall determine, no later than 11:00 A.M., New York City time, on each Deficiency Claim Date whether a shortfall exists with respect to the distributions that the Trustee is required to make on the upcoming Distribution Date pursuant to clauses (1) through (6) of Section 5.08. In the event that the Trustee determines that such a shortfall exists, the Trustee shall furnish to the Collateral Agent and the Security Insurer, no later than 12:00 noon, New York City time, on such Deficiency Claim Date, a written notice specifying the amount of the shortfall and directing the Collateral Agent to remit an amount equal to such shortfall (to the extent of funds available to be so distributed pursuant to the Spread Account Agreement) to the Trustee for deposit in the Collection Account. Upon receipt of any such funds, the Trustee shall immediately deposit such amounts into the Collection
Account for distribution on the Distribution Date pursuant to Section 5.08.

    Section 5.08. Distributions. On each Distribution Date, the Trustee shall apply all Available Funds, plus all amounts transferred to the Collection Account from the Spread Account, plus any amounts deposited thereto from the Policy Payment Account pursuant to Section 5.09, to make required payments and distributions on such date pursuant to clauses (1) through (10) below, in the order and priority indicated:

      (1) To the Servicer, as reimbursement of Outstanding Advances, from moneys on deposit in the Collection Account in respect of (A) that portion of payments made by or on behalf of Obligors on or in respect of Simple Interest Receivables during the related Collection Period and allocable to interest (but excluding Advances), (B) the interest portion of any Receivable that became a Purchased Receivable during or with respect to the related Collection Period and with respect to which the Servicer has made an unreimbursed Advance (except to the extent the related Purchase Amount consists of a waiver of the right to reimbursement for an Advance made in respect of such Receivable pursuant to
    Section 4.07) and (C) the interest portion of the Net Liquidation
    Proceeds of any Receivable that became a Liquidated Receivable during the related Collection Period and with respect to which the Servicer has made an unreimbursed Advance.

      (2) To the Servicer, from that portion of the Available Funds allocable to interest (but excluding any Advances), the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods. Shortfalls in amounts due to the Servicer as Servicing Fees on any Distribution Date may be paid using amounts transferred from the Spread Account only to the extent provided in Section 3.03(b) of the Master Spread Account Agreement.

      (3) To the Trustee, from that portion of the Available Funds allocable to interest (but excluding any Advances) and remaining after distribution by the Trustee of the amounts required pursuant to clauses (1) and (2) above, any accrued and unpaid fees and expenses due pursuant to Section 10.05, but only to the extent not previously paid by the Servicer. Shortfalls in any such amounts due to the Trustee on any Distribution
    Date may be paid using amounts transferred from the Spread Account only to the extent provided in Section 3.03(b) of the Master Spread Account Agreement.

      (4) To Holders of the Class A Certificates, the Class A Interest Distributable Amount. The Class A Interest Distributable Amount shall be paid from the Class A Percentage of that portion of the Available Funds allocable to interest remaining after distribution by the Trustee of the amounts required pursuant to clauses (1), (2) and (3) above and, if such amount is less than the Class A Interest Distributable Amount, from the following sources in the following order of priority: (A) from the Class B Percentage of that portion of the Available Funds allocable to interest remaining after distribution by the Trustee of the amounts required pursuant to clauses (1), (2) and (3) above; (B) from the Class B Percentage of that portion of the Available Funds allocable to principal;
    (C) from amounts, if any, available in the Spread Account and (D) from amounts payable under the Policy.

      (5) To Holders of the Class A Certificates, the Class A Principal Distributable Amount. The Class A Principal Distributable Amount shall be paid from the Class A Percentage of that portion of the Available Funds allocable to principal and, to the extent any shortfall exists in the Class A Principal Distributable Amount after the application of such amounts, from the following sources in the following order of priority:
    (A) from the Class B Percentage of that portion of the Available Funds allocable to principal; (B) from that portion of the Available Funds allocable to interest remaining in the Collection Account after the distribution by the Trustee of the amounts required pursuant to clauses
    (1) through (4) above, (C) from amounts, if any, available in the Spread Account and (D) from amounts payable under the Policy.

      (6) To the Security Insurer, from that portion of the Available Funds allocable to interest (but excluding any Advances) remaining after distribution by the Trustee of the amounts required pursuant to clauses
    (1) through (5) above, any amounts due to the Security Insurer under the Insurance Agreement. Shortfalls in any amounts due to the Security Insurer pursuant to this clause (6) on any Distribution Date may be paid using amounts transferred from the Spread Account only to the extent provided in Section 3.03(b) of the Spread Account Agreement.

      (7) To the Collateral Agent, from any Available Funds remaining after distribution by the Trustee of the amounts required pursuant to clauses (1) through (6) above, for deposit to the Spread Account, an amount equal to the discrepancy, if any, between the amount then on deposit in the Spread Account and the Spread Account Required Amount.

      (8) To Holders of the Class B Certificates, from that portion of the Available Funds allocable to interest and remaining after distribution by the Trustee of the amounts due on such Distribution Date pursuant to clauses (1) through (7) above, the Class B Interest Distributable Amount. Shortfalls in the Class B Interest Distributable Amount on any Distribution Date shall be paid using amounts, if any, in the Spread Account in excess of the Spread Account Required Amount after the distribution from the Spread Account on such Distribution Date of all amounts required pursuant to priorities FIRST through FOURTH of Section 3.03(b) of the Master Spread Account Agreement.

      (9) To Holders of the Class B Certificates, from any Available Funds remaining after distribution by the Trustee of the amounts required pursuant to clauses (1) through (8) above, the Class B Principal Distributable Amount. Shortfalls in the Class B Principal Distributable Amount on any Distribution Date shall be paid using amounts, if any, in the Spread Account in excess of the Spread Account Required Amount after the distribution from the Spread Account on such Distribution Date of all amounts required pursuant to priorities FIRST through FOURTH of Section 3.03(b) of the Master Spread Account Agreement.

      (10) To the Collateral Agent, any Available Funds remaining after distribution by the Trustee of the amounts required pursuant to clauses (1) through (9) above, to pay the Credit Enhancement Fee to the Depositor pursuant to the terms and subject to the conditions set forth in the Spread Account Agreement.

    The Depositor, as initial Holder of the Class B Certificates, hereby irrevocably directs and authorizes the Trustee, for as long as no Security Insurer Default shall have occurred and be continuing, to pay any amounts otherwise distributable to the Depositor pursuant to clauses (8) and (9) above to the Collateral Agent for deposit to the Spread Account, to be applied by the Collateral Agent pursuant to the Spread Account Agreement.

    Section 5.09. Claims Upon the Policy; Policy Payments Account.  (a)
If on the third Business Day prior to a Distribution Date, the Available Funds on deposit or to be deposited in the Collection Account for the related Collection Period (after giving effect to all transfers thereto of any amounts from the Payahead Account and the Spread Account and after giving effect to distribution by the Trustee of amounts required pursuant to clauses
(1) through (3) of Section 5.08) are insufficient to pay the Guaranteed Distribution on the related Distribution Date, then the Trustee shall give notice to the Security Insurer by telephone or telecopy of the amount of such deficiency. Such notice shall be confirmed in writing in the form set forth as Exhibit A to the Endorsement of the Policy, to the Security Insurer and the Fiscal Agent, if any, at or before 12:00 noon, New York City time, on the second Business Day prior to such Distribution Date. Following receipt by the Security Insurer of such notice in such form, the Security Insurer or the Fiscal Agent will pay any amount payable under the Policy on the later to occur of (i) 12:00 noon, New York City time, on the second Business Day following such receipt and (ii) 12:00 noon, New York City time, on the Distribution Date to which such deficiency relates, as provided in the Endorsement to the Policy.

    (b) The Trustee shall establish a separate special purpose trust account for the benefit of Holders of the Class A Certificates and the Security Insurer, referred to herein as the "Policy Payments Account", over which the Trustee shall have exclusive control and sole right of withdrawal.
The Trustee shall deposit any amount paid under the Policy in the Policy Payments Account and distribute such amount only to pay to Holders of the Class A Certificates the Guaranteed Distributions for which a claim has been made, and such amount may not be applied to satisfy any costs, expenses or liabilities of the Servicer or the Trustee. Amounts paid under the Policy shall be transferred to the Collection Account in accordance with the next succeeding paragraph and disbursed by the Trustee to Holders of Class A Certificates in accordance with Section 5.08. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay the Guaranteed Distribution with other funds available to make such payment. However, the amount of any payment of principal of or interest on the Class A Certificates to be paid from funds transferred from the Policy Payments Account shall be noted as provided in paragraph (c) below in the Note Register and in the statement to be furnished to Holders of the Class A Certificates pursuant to Section 5.13. Funds held in the Policy Payments Account shall not be invested by the Trustee.

    On any Distribution Date with respect to which a claim has been made under the Policy, the amount of any funds received by the Trustee as a result of any claim under the Policy, to the extent required to make the Guaranteed Distribution on such Distribution Date, shall be withdrawn from the Policy Payments Account and deposited in the Collection Account and applied by the Trustee, together with the other funds to be distributed from the Collection Account pursuant to Section 5.08, directly to the payment in full of the Guaranteed Distribution due with respect to the Class A Certificates. Any funds remaining in the Policy Payments Account on the first Business Day following a Distribution Date shall be remitted to the Security Insurer, pursuant to the instructions of the Security Insurer, by the end of such Business Day.

    (c) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Class A Certificate from moneys received under the Policy. The Security Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Trustee.

    Section 5.10. Notices to the Security Insurer. All notices, statements, reports, notes, or opinions required by this Agreement to be sent to any other party hereto or to Holders of the Class A Certificates at any time when the Security Insurer is the Controlling Party shall also be sent to the Security Insurer.

    Section 5.11. Rights in Respect of Insolvency Proceedings. (a) In the event that the Trustee has received a certified copy of a final, nonappealable order of the appropriate court that any Guaranteed Distribution has been voided in whole or in part as a preference payment under applicable bankruptcy or insolvency law, the Trustee shall (i) deliver to the Security Insurer a certified copy of such court order, an irrevocable assignment to the Security Insurer of the Holders' rights with respect to any such recovered payment and an instrument appointing the Security Insurer as agent of the Holders with respect to any such recovered payments and (ii) notify the Holders by mail that, in the event that any Guaranteed Distribution distributed to a Holder is so recovered, such Holder will be entitled to payment of such recovered amounts pursuant to the Policy.

    (b) The Trustee shall promptly notify the Security Insurer of either of the following as to which a Trustee Officer has actual knowledge: (i) the commencement of any proceeding by or against the Depositor commenced under the United States Bankruptcy Code or any other applicable United States federal or state bankruptcy, insolvency, receivership, rehabilitation, or similar law (an "Insolvency Proceeding") or (ii) the making of any claim in connection with any Insolvency Proceeding seeking the avoidance as a preferential transfer (a "Preference Claim") of any payment of principal of or interest on the Class A Certificates. Each Holder, by its purchase of a Class A Certificate, and the Trustee hereby agree that, so long as a Security Insurer Default shall not have occurred and be continuing, the Security Insurer may at any time during the continuation of an Insolvency Proceeding direct all matters relating to such Insolvency Proceeding, including (i) all matters relating to any Preference Claim, (ii) the direction of any appeal of any order relating to any Preference Claim at the expense of the Security Insurer and (iii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition, and without limitation of the foregoing, as set forth in Section 5.12, the Security Insurer shall be subrogated to, and each Holder of a Class
A Certificate and the Trustee hereby delegate and assign, to the fullest extent permitted by law, the rights of the Trustee and such Holder in the conduct of any Insolvency Proceeding, including all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Insolvency Proceeding.

    (c) The Trustee shall furnish to the Security Insurer its records evidencing the distributions of principal of and interest on the Class A Certificates that have been made by the Trustee and subsequently recovered from Holders and the dates on which such payments were made. Section 5.12. Effect of Payments by the Security Insurer; Subrogation. (a) Anything herein to the contrary notwithstanding, any distribution of principal of or interest on the Class A Certificates that is made with moneys received pursuant to the terms of the Policy shall not be considered a distribution by the Trustee, shall not discharge the Trust assets in respect of such distribution and shall not result in the distribution of or the provision for the distribution of principal of or interest on the Class A Certificates hereunder. The Trustee acknowledges that, without the need for any further action on the part of the Security Insurer, the Trustee or the Registrar, (i) to the extent the Security Insurer makes payments, directly or indirectly, on account of principal of or interest on the Class A Certificates to the Holders thereof, the Security Insurer will be fully subrogated to the rights of such Holders to receive such principal and interest from distributions of the assets of the Trust and will be deemed to the extent of the payments so made to be a Holder of Class A Certificates and (ii) the Security Insurer shall be paid principal and interest in its capacity as a Holder of Class A Certificates until all such payments by the Security Insurer have been fully reimbursed, but only from the sources and in the manner provided herein for the distribution of such principal and interest and in each case only after the Holders of the Class A Certificates have received all Guaranteed Distributions due to them under this Agreement.

    (b) Without limiting the rights or interests of the Holders of Class A Certificates as otherwise set forth herein and subject to Article X, so long as no Security Insurer Default exists, the Trustee shall cooperate in all respects with any reasonable request by the Security Insurer for action to preserve or enforce the Security Insurer's rights or interests under this Agreement, including, upon the occurrence and continuance of a Servicer Termination Event, a request to take any one or more of the following actions:

      (i) institute proceedings for the collection of all amounts then payable on the Class A Certificates or under this Agreement in respect of the Class A Certificates, enforce any judgment obtained and collect moneys adjudged due; and (ii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Security Insurer hereunder.

    Section 5.13. Statements to Certificateholders.   On each Distribution Date,
the Trustee shall provide to each Holder of record of a Certificate as of the most recent Record Date a copy of the statement provided by the Servicer to the Trustee on the related Determination Date, which shall be substantially in the form of Exhibit E.

    Section 5.14. Accounting and Tax Returns.   The Trustee shall (a)
maintain (or cause to be maintained) the books of the Trust on a calendar year basis and the accrual method of accounting (or on such other basis or method as may be required by the Code and applicable Treasury Regulations),
(b) file or cause to be filed, for each of its taxable years, an Internal Revenue Service Form 1041 and any other federal and state income tax returns and information statements required to be filed by a grantor trust, and (c) deliver to each Holder an Internal Revenue Service Schedule K-1 (Form 1041) or any successor schedule and supplemental or other information, if any, required or permitted by law to enable each Holder to prepare its federal and state income tax returns.


                               ARTICLE XXVIII

                              The Certificates

    Section 6.01. The Certificates.   The Class A Certificates and the Class B
Certificates shall be substantially in the form of Exhibit A and Exhibit B, respectively. The Certificates shall be issued in fully registered form in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof, except that one Class A Certificate and one Class B Certificate may be issued in a denomination representing the remainder of the Class A Certificate Balance or Class B Certificate Balance, as applicable. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall be validly issued and entitled to the benefit of this Agreement, notwithstanding the fact that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.

    Section 6.02. Authentication of Certificates. Concurrently with the conveyance of the Receivables to the Trust, the Trustee shall cause the Certificates to be executed on behalf of the Trust by an authorized Trust officer, and authenticated and delivered to or upon the written order of the Depositor, without further corporate action by the Depositor, in authorized denominations. No Certificate shall entitle its Holder to any benefit under this Agreement or be valid for any purpose unless there shall appear on such Certificate a certificate of authentication, executed by the Trustee by manual signature. Such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

    Section 6.03. Registration of Transfer and Exchange. (a) The Trustee shall cause to be kept a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and the registration of transfers of Certificates. The Trustee shall be the initial "Certificate Registrar" for the purpose of registering Certificates and transfers of Certificates as herein provided. Upon the resignation of any Certificate Registrar, the Trustee shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Certificate Registrar.

    If a Person other than the Trustee is appointed as Certificate Registrar, the Trustee shall give prompt written notice of the appointment of such Certificate Registrar and of the location, and any change in the location, of the Certificate Register, and the Trustee shall have the right to inspect the Certificate Register at all reasonable times, to obtain copies thereof and to rely conclusively upon a certificate executed on behalf of the Certificate Registrar by an authorized officer thereof as to the names and addresses of the Certificateholders and the principal amounts and number of the Certificates.

    Upon surrender for registration of transfer of any Certificate at the office or agency of the Trustee to be maintained as provided in Section 6.08, the Trustee shall execute, authenticate and deliver to the designated transferee or transferees, one or more new Certificates in any authorized denominations of a like aggregate principal amount.

    At the option of the Holder, Certificates may be exchanged for other Certificates in any authorized denominations of a like aggregate principal amount. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver to the Holder the Certificates that the Certificateholder making the exchange is entitled to receive.

    All Certificates issued upon any registration of transfer or exchange of Certificates shall be the valid obligations of the Trust, evidencing the same interest in the Trust and entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

    (b) Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located or having a correspondent located in The City of New York or the city in which the Corporate Trust Office is located or by a member firm of a national securities exchange, and such other documents as the Trustee may require.

    (c) No service charge shall be made to a Holder for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates.

    Section 6.04. Certain Transfer Restrictions. (a) The Certificates have not been and will not be registered under the Securities Act and will not be listed on any exchange. No transfer of a Certificate shall be made unless
(i) such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or (ii) (A) such transfer is exempt from the registration requirements under the Securities Act and such state securities laws and (B) the Certificate
Registrar either (x) is notified by such transferee that such Certificate shall be registered in the name of the Clearing Agency or its nominee and shall be held by such transferee in book-entry form through the Clearing
Agency or (y) receives written certification from such Holder and such Holder's prospective transferee, substantially in the form of Exhibit F, setting forth the basis of the exemption from such registration requirements. The Depositor and the Servicer hereby agree to provide to any Holder of a Certificate and any prospective transferee designated by any such Holder information regarding the Certificates and the Receivables and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A.

    (b) No transfer of a Class B Certificate shall be made or registered unless the Trustee shall have received a representation from the transferee of such Class B Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan, trust or account (each a "Benefit Plan") subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code or a Person acting on behalf of any such Benefit Plan or using assets of a Benefit Plan to acquire Class B Certificates. Any proposed transfer of a Class B Certificate to or on behalf of a Benefit Plan subject to ERISA or the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee shall be void and of no effect. The Trustee shall be under no liability to any Person for any registration of transfer of any Class B Certificate that is in fact not permitted by this Section 6.04(b) or for making any payments due on such Class B Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as such transfer is registered by the Trustee in accordance with the foregoing requirements. The Trustee shall be entitled, but not obligated, to recover from any Holder of a Class B Certificate that was in fact a Benefit Plan subject to Section 406 of ERISA or Section 4975 of the Code, or a Person acting on behalf of any such Benefit Plan at the time it became a Holder or that subsequently became such a Benefit Plan or Person acting on behalf of such a Benefit Plan, all payments made on such Class B Certificate at and after either such time. Any payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate that is not, and was not at the time it held such Certificate, a Benefit Plan or Person acting on behalf of a Benefit Plan.

    (c) No transfer of a Class B Certificate or any interest therein shall be made unless prior to such transfer the Holder of such Class B Certificate delivers to the Depositor and the Trustee either a ruling of the Internal Revenue Service or an Opinion of Counsel to the effect that the proposed transfer will not result in the arrangement contemplated by this Agreement being treated as an association taxable as a corporation under either the Code or the tax laws of the State of New York.

    (d) The Trustee shall cause each Class A Certificate and Class B Certificate to contain a legend setting forth the applicable restrictions on transfer set forth herein and referring prospective purchasers of the Certificates to this Section 6.04 with respect to such restrictions.

    Section 6.05. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate shall be surrendered to the Certificate Registrar or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate has been acquired by a bona fide purchaser, the Trustee on behalf of the Trust shall execute, and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new
Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership of a beneficial interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

    Section 6.06. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.08 and for all other purposes whatsoever, and neither the Trustee nor the Certificate Registrar shall be bound by any notice to the contrary.

    Section 6.07. Access to List of Certificateholders' Names and Addresses. The Certificate Registrar shall furnish or cause to be furnished to the Trustee and the Servicer, within 15 days after receipt by the Certificate Registrar of a request therefor from the Trustee or the Servicer, as applicable, in writing, a list, in such form as the Trustee or Servicer may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders, or one or more Holders of Certificates evidencing not less than 25% of the Certificate Balance apply in writing to the Trustee, and such application states that the applicants desire to communicate with other
Certificateholders with respect to their rights under this Agreement or under the Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed to hold neither the Servicer nor the Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

    Section 6.08. Maintenance of Office or Agency.   The Trustee shall
maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially designates its office located at Harris Trust and Savings Bank, 77 Water Street, 4th Floor, New York, New York 10005, for such purposes. The Trustee shall give prompt written notice to the Servicer and the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

    Section 6.09. Book-Entry Certificates.   Unless the Holder thereof requests
that Class A Certificates be delivered in definitive, fully registered form ("Definitive Certificates"), the Class A Certificates, upon original issuance, will be issued in the form of one or more typewritten Certificates representing Book-Entry Certificates, to be delivered to the Depository Trust Company, the initial Clearing Agency, by or on behalf of the Trust. The Book-Entry Certificates shall be registered initially on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency. With respect to the Book-Entry Certificates:

      (a) the provisions of this Section shall be in full force and effect;

      (b) the Depositor, the Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates) as the sole Holder of such Book-Entry Certificates and shall have no obligation to the related Certificate Owners; (c) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control; (d) the rights of such Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants pursuant to the Depository Agreement. The initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Book-Entry Certificates to such Clearing Agency Participants; and (e) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Certificates evidencing a specified percentage of the Certificate Balance, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Book-Entry Certificates and has delivered such instructions in writing to the Trustee.

Neither the Trustee nor the Certificate Registrar shall have any responsibility to monitor or restrict the transfer of beneficial ownership in any Certificate an interest in which is transferable through the facilities of the Depository.

    Section 6.10. Notices to Clearing Agency. Whenever a notice or other communication to Holders of the Book-Entry Certificates is required under this Agreement, the Trustee and the Servicer shall give all such notices and communications specified herein to be given to Holders of Certificates to the Clearing Agency.


                                ARTICLE XXIX

                                The Depositor

    Section 7.01. Depositor's Representations. The Depositor makes the following representations with respect to itself on which the Trustee relies in accepting the Receivables in trust and delivering the Certificates and the Security Insurer relies in issuing the Policy. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the transfer and assignment of the Receivables to the Trust.

    (a) Organization and Good Standing. The Depositor is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

    (b) Due Qualification. The Depositor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions where the failure to do so would materially and adversely affect the Depositor's ability to transfer the Receivables to the Trust pursuant to this Agreement or the validity or enforceability of the Receivables.

    (c) Power and Authority. The Depositor has the corporate power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms; the Depositor has the corporate power, authority and legal right to acquire and own and to sell, transfer and assign the Receivables to the Trust and has duly authorized such sale, transfer and assignment to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement and the other Basic Documents to which the Depositor is a party have been duly authorized by the Depositor by all necessary corporate action.

    (d) Valid Sale, Binding Obligations. This Agreement and the other Basic Documents to which the Depositor is a party, when duly executed and delivered by the other parties hereto and thereto, shall constitute legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, and similar laws now or hereafter in effect relating to or affecting creditors' rights generally and to general principles of equity (whether applied in a proceeding at law or in equity).

    (e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Basic Documents and the fulfillment of the terms of this Agreement and the other Basic Documents shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time, or both) a default under, the certificate of incorporation or bylaws of the Depositor, or any indenture, agreement, mortgage, deed of trust, or other instrument to which the Depositor is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument, other than this Agreement, the other Basic Documents; or violate any law, order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

    (f) No Proceedings. There are no proceedings or investigations pending or, to the Depositor's knowledge, threatened against the Depositor, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Depositor or its properties: (1) asserting the invalidity of this Agreement or any other Basic Document; (2) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any other Basic Document; (3) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or any other Basic Document; or (4) seeking to adversely affect the federal income tax attributes of the Trust or the Certificates.

    (g) Chief Executive Office. The chief executive office of the Depositor is located at 570 Lake Cook Road, Suite 126B, Deerfield, Illinois 60015.

    (h) No Consents. The Depositor is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization, or declaration of or with any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity, or enforceability of this Agreement or any other Basic Document to which it is a party that has not already been obtained.

    Section 7.02. Corporate Existence. During the term of this Agreement, the Depositor shall keep in full force and effect its existence, rights and franchises as a corporation under the laws of the State of Delaware and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and the other Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the other Basic Documents and the transactions contemplated hereby or thereby.

    Section 7.03. Liabilities of Depositor. The Depositor shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Depositor and the representations made by the Depositor.

    Section 7.04. Merger or Consolidation of, or Assumption of the
Obligations of, the Depositor.   The Depositor shall not merge or consolidate
with any other Person or permit any other Person to become the successor to the Depositor's business without the prior written consent of the Security Insurer. Any such successor corporation shall execute an agreement of assumption of every obligation of the Depositor under this Agreement and the other Basic Documents and, whether or not such assumption agreement is executed, shall be the successor to the Depositor under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement. The Depositor shall provide prompt notice of any merger, consolidation or succession pursuant to this
Section 7.04 to the Trustee, the Security Insurer, the Certificateholders and the Rating Agencies. Notwithstanding the foregoing, the Depositor shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Depositor's business unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.02 or 7.01 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time or both, would become a Servicer Termination Event shall have occurred and be continuing,(y) the Depositor shall have delivered to the Trustee and the Security Insurer an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 7.04 and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with and (z) the Depositor shall have delivered to the Trustee and the Security Insurer an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trust in the Receivables and reciting the details of the filings or (B) no such action is necessary to preserve and protect such interest.

    Section 7.05. Limitation on Liability of Depositor and Others. The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. The Depositor shall be under no obligation to appear in, prosecute or defend any legal action that shall not be related to its obligations as Depositor of the Receivables under this Agreement and that in its opinion may involve it in any expense or liability.


                                 ARTICLE XXX

                                The Servicer

    Section 8.01. Representations of Servicer. The Servicer makes the following representations on which the Trustee relies in accepting the Receivables in trust and executing and authenticating the Certificates and the Security
Insurer relies in issuing the Policy. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the transfer and assignment of the Receivables to the Trust.

    (a) Organization and Good Standing. The Servicer has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or other organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted;

    (b)   Due Qualification.   The Servicer is duly qualified to do business
as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) require such qualifications;

    (c)   Power and Authority.   The Servicer has the power and authority to
execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms; and the execution, delivery and performance of this Agreement and the other Basic Documents to which it is a party have been duly authorized by the Servicer by all necessary corporate action;

    (d)   Binding Obligation.   This Agreement and the Basic Documents to
which it is a party constitute legal, valid and binding obligations of the Servicer, enforceable against the Servicer in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

    (e)   No Violation.   The consummation of the transactions contemplated
by this Agreement and the Basic Documents to which it is a party and the fulfillment of their respective terms shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust, or other instrument to which the Servicer is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument other than this Agreement and the Basic Documents, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties; and

    (f) No Proceedings. There are no proceedings or investigations pending or, to the Servicer's knowledge, threatened against the Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties: (1) asserting the invalidity of this Agreement or any of the Basic Documents; (2) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents; (3) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents; or (4) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Trust or the Certificates.

    (g) Information to Backup Servicer. The Servicer represents and warrants to the Backup Servicer that the database and information prepared by the Servicer and furnished to the Backup Servicer hereunder concerning the Receivables is accurate and complete in all material respects.

    Section 8.02. Liability of Servicer; Indemnities. (a) The Servicer shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer.

    (b) The Servicer shall defend, indemnify and hold harmless the Trustee, the Backup Servicer, the Security Insurer, their respective officers, directors, agents and employees, and the Certificateholders from and against any and all costs, expenses, losses, damages, claims, and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of any Financed Vehicle.

    (c) The Servicer shall indemnify, defend and hold harmless the Trustee, the Backup Servicer, the Security Insurer, their respective officers, directors, agents and employees, and the Certificateholders from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including any sales, gross receipts, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the transfer of the Receivables to the Trust or the issuance and original sale of the Certificates), and costs and expenses in defending against the same.

    (d) The Servicer shall indemnify, defend and hold harmless the Trustee, the Backup Servicer, the Security Insurer, their respective officers, directors, agents and employees, and the Certificateholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trustee, the Backup Servicer, the Security Insurer or the Certificateholders by reason of a breach of this Agreement by the Servicer, the negligence, misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of the Servicer's reckless disregard of its obligations and duties under this Agreement.

    (e) Indemnification under this Section shall survive the resignation or removal of any indemnified party or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay the amounts so collected to the Servicer, without interest.

    Section 8.03. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer or Backup Servicer. (a) The Servicer shall not merge or consolidate with any other person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to the Servicer's business unless, after the merger, consolidation, conveyance, transfer, lease, or succession, the successor or surviving entity shall be capable of fulfilling the duties of the Servicer contained in this Agreement and shall be reasonably acceptable to the Controlling Party. Any corporation (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) that acquires by conveyance, transfer or lease substantially all of the assets of the Servicer or (iv) succeeding to the business of the Servicer, which Person shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section 8.03(a) to the Trustee, the Certificateholders, the Security Insurer and each Rating Agency. Notwithstanding the foregoing, the Servicer shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Servicer's business unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to
Section 8.01 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time or both, would become a Servicer Termination Event shall have occurred and be continuing, (y) the Servicer shall have delivered to the Trustee and the Security Insurer an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 8.03(a) and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with and (z) the Servicer shall have delivered to the Trustee and the Security Insurer an Opinion of Counsel stating that either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trust in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest.

    (b) Any Person (i) into which the Backup Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Backup Servicer shall be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Backup Servicer or
(iv) succeeding to the business of the Backup Servicer, which Person shall execute an agreement of assumption to perform every obligation of the Backup Servicer under this Agreement, shall be the successor to the Backup Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement.

    Section 8.04. Limitation on Liability of Servicer, Backup Servicer and Others. (a) None of the Servicer, the Backup Servicer or any of their respective directors, officers, employees or agents shall be under any liability to the Trustee or the Certificateholders, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer, the Backup Servicer or any such person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or negligence in the performance of duties. The Servicer, the Backup Servicer and any director, officer, employee or agent of the Servicer or Backup
Servicer may rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

    (b) The Backup Servicer shall not be liable for any obligation of the Servicer contained in this Agreement or for any errors of the Servicer contained in any computer tape, certificate or other data or document delivered to the Backup Servicer hereunder or on which the Backup Servicer must rely in order to perform its obligations hereunder, and the Trustee, the Depositor, the Security Insurer and the Holders of the Certificates shall look only to the Servicer to perform such obligations. The Backup Servicer and the Trustee shall have no responsibility and shall not be in default hereunder or incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if such failure or delay results from the Backup Servicer acting in accordance with information prepared or supplied by a Person other than the Backup Servicer or the failure of any such other Person to prepare or provide such information. The Backup Servicer shall have no responsibility, shall not be in default and shall incur no liability for (i) any act or failure to act of any third party, including the Servicer or the Controlling Party, (ii) any inaccuracy or omission in a notice or communication received by the Backup Servicer from any third party, (iii) the invalidity or unenforceability of any Receivable under applicable law, (iv) the breach or inaccuracy of any representation or warranty made with respect to any Receivable, or (v) the acts or omissions of any successor Backup Servicer.

    (c) The parties expressly acknowledge and consent to Harris Trust and Savings Bank acting in the capacity of Backup Servicer or successor Servicer and Trustee and as collateral agent under the Spread Account Agreement and the Local Collection Account Agreement. Harris Trust and Savings Bank may, in such capacities, discharge its separate functions fully, without hinderance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by Harris Trust and Savings Bank of express duties set forth in this Agreement in any of such capacities.

    Section 8.05. Appointment of Subservicer. The Servicer may at any time, with the Security Insurer's consent, appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, that 10 days' prior notice of such appointment shall have been given to the Rating Agencies and each Rating Agency shall have notified the Servicer, the Backup Servicer and the Trustee in writing that such appointment will not result in a reduction or withdrawal of the then current rating of the Class A
Certificates or result in an increased capital charge to the Security
Insurer; and, provided, further, that the Servicer shall remain obligated and be liable to the Trustee, the Security Insurer and the Holders of the Certificates for the servicing and administering of the Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables. The fees and expenses of any subservicer shall be as agreed between the Servicer and such subservicer from time to time, and none of the Trustee, the Trust, the Backup Servicer, the Security Insurer or the Holders of the Certificates shall have any responsibility therefor.

    Section 8.06. Servicer and Backup Servicer Not to Resign. Subject to the provisions of Section 8.03, neither the Servicer nor the Backup Servicer shall resign from the obligations and duties imposed on it by this Agreement as Servicer or Backup Servicer, as applicable, except upon a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law or, in the case of the Backup Servicer only, if the Backup Servicer resigns or is removed as Trustee (in which case the Backup Servicer may resign as Backup Servicer subject to the same conditions applicable to the Trustee pursuant to Section 10.07). Notice of any determination that the performance by either the Servicer or the Backup Servicer of its duties hereunder is no longer permitted under applicable law shall be communicated to the Trustee and the Security Insurer at the earliest practicable time
(and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered by the Servicer or Backup Servicer, as applicable, to the Trustee and the Security Insurer concurrently with or promptly after such notice. No resignation of the Servicer shall become effective until the Backup Servicer or a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 9.03. No resignation of the Backup Servicer shall become effective until an entity acceptable to the Controlling Party shall have assumed the responsibilities and obligations of the Backup Servicer.


                                ARTICLE XXXI

                         Servicer Termination Events

    Section 9.01. Servicer Termination Events. For purposes of this Agreement, each of the following shall constitute a "Servicer Termination Event":

    (a) any failure by the Servicer to deposit to any Local Collection Account or the Collection Account any proceeds or payment required to be so delivered under the terms of this Agreement that continues unremedied for a period of two Business Days (one Business Day with respect to payments of Purchase Amounts) after written notice is received by the Servicer or after discovery of such failure by a Responsible Officer of the Servicer;

    (b) failure by the Servicer to deliver to the Trustee, the Depositor and (so long as the Security Insurer is the Controlling Party) the Security Insurer the Servicer's Certificate by the applicable Determination Date, or to observe any covenant or agreement set forth in Section 4.06;

    (c) failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement, which failure (i) materially and adversely affects the rights of the Certificateholders (determined without regard to the availability of funds under the Policy) or of the Security Insurer (unless the Security Insurer is no longer the Controlling Party) and (ii) continues unremedied for a period of 30 days after knowledge thereof by the Servicer or after the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Trustee or the Security Insurer (or, if a Security Insurer Default shall have occurred and be continuing, Holders of Certificates evidencing 25% of the Certificate Balance);

    (d) the occurrence of an Insolvency Event with respect to the Servicer or, so long as First Merchants is the Servicer, the Depositor;

    (e) so long as the Security Insurer is the Controlling Party, any failure by the Security Insurer to have delivered a Servicer Extension Notice pursuant to Section 4.14;

    (f) so long as the Security Insurer is the Controlling Party, an Insurance Agreement Event of Default shall have occurred and be continuing; or

    (g) the Servicer is terminated as servicer with respect to any other entity that has issued one or more classes of asset backed securities with respect to which the Security Insurer has issued a financial insurance guaranty policy.

    Section 9.02. Consequences of a Servicer Termination Event. If a Servicer Termination Event shall occur and be continuing, the Security Insurer or, if the Security Insurer is no longer the Controlling Party, the Trustee or Holders of Certificates evidencing a majority of the Certificate Balance, by notice given in writing to the Servicer (and to the Trustee and the Depositor if given by the Security Insurer or such Holders), may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice or upon termination of the Servicer pursuant to Section 4.14, all authority, power, obligations and responsibilities of the Servicer under this Agreement automatically shall pass to, be vested in and become obligations and responsibilities of the Backup Servicer (or such other successor Servicer appointed by the Controlling Party); provided, however, that the successor Servicer shall have no liability with respect to any obligation that was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer. The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents to show the Trustee as lienholder or secured party on the related certificates of title of the Financed Vehicles or otherwise. The terminated Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all money and property held by the Servicer with respect to the Receivables and the delivery to the successor Servicer of all Receivable Files and other records relating to the Receivables and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor Servicer to service the Receivables.

    Section 9.03. Appointment of Successor. (a) On and after the time the Servicer receives a notice of termination pursuant to Section 9.02, upon non-extension of the servicing term as referred to in Section 4.14, or upon the resignation of the Servicer pursuant to Section 8.06, the Backup Servicer (unless the Security Insurer shall have exercised its option pursuant to Section 9.03(b) to appoint an alternate successor Servicer) shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities, and termination provisions relating to the Servicer under this Agreement, except as otherwise stated herein. The Depositor, the Trustee and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. If a successor Servicer is acting as Servicer hereunder, it shall be subject to term-to-term servicing as referred to in Section 4.14 and to termination under Section 9.02 upon the occurrence of any Servicer Termination Event applicable to it as Servicer.

    (b) The Controlling Party may exercise at any time its right to appoint as Backup Servicer or as successor to the Servicer a Person other than the Person serving as Backup Servicer at the time, and shall have no liability to the Trustee, the Servicer, the Depositor, the Person then serving as Backup Servicer, any Certificateholders or any other Person if it does so. Notwithstanding the above, if the Backup Servicer shall be legally unable or unwilling to act as Servicer, and the Security Insurer is no longer the Controlling Party, the Backup Servicer, the Trustee or Holders of
Certificates evidencing a majority of the Certificate Balance may petition a court of competent jurisdiction to appoint any Eligible Servicer as the successor to the Servicer. Pending appointment pursuant to the preceding sentence, the Backup Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. Subject to Section 8.06, no provision of this Agreement shall be construed as relieving the Backup Servicer of its obligation to succeed as successor Servicer upon the termination of the Servicer pursuant to Section 9.02, the resignation of the Servicer pursuant to Section 8.06 or the non-extension of the servicing term of the Servicer pursuant to Section 4.14.
If upon the termination of the Servicer pursuant to Section 9.02 or the resignation of the Servicer pursuant to Section 8.06, the Controlling Party appoints a successor Servicer other than the Backup Servicer, the Backup Servicer shall not be relieved of its duties as Backup Servicer hereunder.

    (c)   Any successor Servicer shall be entitled to receive the Servicing Fee.

    Section 9.04. Notification to Rating Agencies. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article IX, the Depositor shall give prompt written notice thereof to each Rating Agency and the Trustee.

    Section 9.05. Waiver of Past Defaults. The Security Insurer or (if the Security Insurer is no longer the Controlling Party) Holders of Certificates evidencing a majority of the Certificate Balance may, on behalf of the Holders of all of the Certificates, waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

    Section 9.06. Repayment of Advances. The Servicer, if it resigns or is removed pursuant to the terms of this Agreement, shall be entitled to receive reimbursement for Outstanding Advances made by it pursuant to Sections 5.05.


                                ARTICLE XXXII

                                 The Trustee

    Section 10.01. Duties of Trustee. (a) The duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee.

    (b) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement; provided, however, that the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Agreement.

    (c) The Trustee shall take and maintain custody of the Schedule of Receivables included as Schedule I to this Agreement and shall retain all Servicer's Certificates identifying Receivables that become Purchased Receivables or Liquidated Receivables.

    (d) The Trustee shall not be liable for any action taken, suffered or omitted to be taken in good faith in accordance with this Agreement or at the direction of the Holders of Certificates evidencing not less than 25% of the Certificate Balance relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Trust, or exercising any trust or power conferred upon the Trustee under this Agreement, or for the acts or omissions of any successor Trustee.

    (e) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent actions, its own negligent failure to act or its own bad faith or willful misconduct; provided, however, that the Trustee shall not be liable for any error of judgment made in good faith by a Trustee Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

    (f) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if the Trustee shall have reasonable grounds to believe that repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it.

    (g) Except for actions expressly authorized by this Agreement, the Trustee shall take no action reasonably likely to impair the security interests created or existing under any Receivable or to impair the value of any Receivable.

    (h) The Trustee shall not be charged with knowledge of any failure by the Servicer to comply with its obligations hereunder unless a Trustee Officer obtains actual knowledge of such failure or receives written notice of such failure from the Servicer or Holders of Certificates representing in the aggregate not less than 25% of the Certificate Balance.

    (i) None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during the times, if any, when the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

    Section 10.02.  Certain Matters Affecting Trustee.   Except as otherwise
provided in Section 10.01:

    (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

    (b) The Trustee may consult with counsel, and the written advice or opinion of counsel with respect to legal matters or relating to this Agreement or the Certificates shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it under this Agreement in good faith and in accordance with such advice or opinion of such counsel.

    (c) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby.

    (d) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith that it believes to be authorized or within its rights or powers conferred upon it by this Agreement; provided, that such conduct does not constitute willful misconduct, bad faith or negligence on the part of the Trustee.

    (e) The Trustee may execute any of the trusts or powers or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and the Trustee shall not be responsible for any misconduct or negligence of any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

    Section 10.03. Trustee Not Liable for Certificates or Receivables. The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Depositor or the Servicer, as the case may be, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection or priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including: the existence, condition and ownership of any Financed Vehicle;
the existence and enforceability of any insurance thereon; the existence and contents of any Receivable or any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation before receipt of notice or other discovery of any breach thereof; or any action of the Servicer taken in the name of the Trustee.

    Section 10.04. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may deal with the Depositor and the Servicer in banking transactions with the same rights that it would have if it were not Trustee.

    Section 10.05. Trustee's Fees and Expenses. The Servicer shall pay to the Trustee, and the Trustee shall be entitled to receive as compensation for its services hereunder, such fees as have been separately agreed upon before the date hereof between the Servicer and the Trustee, and the Trustee shall be entitled to reimbursement by the Servicer for its reasonable expenses under this Agreement, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Trustee may employ in connection with the exercise and performance of its rights and duties under this Agreement, except any such expenses and fees that may arise from the Trustee's negligence, willful misfeasance or bad faith or that are the responsibility of Certificateholders under this Agreement.

    Section 10.06. Eligibility Requirements for Trustee. The Trustee shall at all times be a corporation having an office in the same state as the location of the Corporate Trust Office; organized and doing business under the laws of such state or the United States of America; authorized under such laws to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) a rating of at least
Baa3 by Moody's. If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 10.07.

    Section 10.07. Resignation or Removal of Trustee. The Trustee may resign at any time and be discharged from the trusts hereby created by giving written notice thereof to the Servicer and, if the Security Insurer is the Controlling Party, the Security Insurer. Upon receiving such notice of resignation, the Servicer or, if the Security Insurer is the Controlling Party, the Security Insurer shall promptly appoint a successor Trustee, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

    If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 10.06 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer or, if the Security Insurer is the Controlling Party, the Security Insurer may remove the Trustee. If the Servicer or the Security Insurer shall remove the Trustee under the authority of the immediately preceding sentence, the Servicer or the Security Insurer, as applicable, shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Trustee so removed and one copy to the successor Trustee, and shall pay all fees owed to the outgoing Trustee.

    Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Trustee pursuant to Section 10.08. The Servicer shall provide notice of any resignation or removal of the Trustee to each of the Rating Agencies.

    Section 10.08. Successor Trustee. Any successor Trustee appointed pursuant to Section 10.07 shall execute, acknowledge and deliver to the Servicer and to its predecessor Trustee an instrument accepting its appointment as successor Trustee under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Trustee.
The predecessor Trustee shall deliver to the successor Trustee all documents, statements and moneys held by it under this Agreement; and the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

    No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall be eligible pursuant to Section 10.06.

    Upon acceptance of appointment by a successor Trustee pursuant to this Section, the Servicer shall mail notice thereof to all Certificateholders, the Rating Agencies and the Security Insurer. If the Servicer shall fail to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

    Section 10.09. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee shall be the successor of the Trustee hereunder, provided that such corporation is eligible to serve as Trustee pursuant to Section 10.06, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Rating Agencies and the Security Insurer.

    Section 10.10. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Financed Vehicle may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity and for the benefit of the Certificateholders, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in any such appointment within 15 days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Trustee pursuant to Section 10.06 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.08.

    Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

      (a) All rights, powers, duties and obligations conferred or imposed upon any such separate trustee or co-trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

      (b) No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

      (c) The Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

    Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

    Any separate trustee or co-trustee may at any time appoint the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies, and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

    Section 10.11. Representations and Warranties of Trustee. The Trustee makes the following representations and warranties, on which the Depositor and Certificateholders shall be deemed to rely:

      (a) The Trustee is an Illinois banking corporation, validly existing and in good standing under the laws of the State of Illinois.

      (b) The Trustee has full corporate power, authority and legal right to execute and deliver, and to perform its obligations under, this Agreement and each Basic Document to which it is a party, and has taken all necessary action to authorize the execution and delivery of, and the performance of its obligations under, this Agreement and each Basic Document to which it is a party.

      (c) This Agreement and each Basic Document to which it is a party have been duly executed and delivered by the Trustee and shall constitute legal, valid and binding obligations of the Trustee, subject to applicable bankruptcy, insolvency, reorganization and similar laws now or hereafter in effect relating to or affecting creditors' rights generally and to general principles of equity (whether applied in a proceeding at law or in equity).

      (d) The execution, delivery and performance by the Trustee of this Agreement and each Basic Document to which the Trustee is a party (i) shall not violate any provision of any law governing the banking and trust powers of the Trustee or, to the best of the Trustee's knowledge, any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets,
    (ii) shall not violate any provision of the corporate charter or bylaws of the Trustee and (iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any Lien on any properties included in the Trust pursuant to the provisions of, any mortgage, indenture, contract, agreement or other undertaking to which the Trustee is a party, which violation, default or Lien could reasonably be expected to materially and adversely affect the Trustee's performance or ability to perform its duties under this Agreement or any Basic Document to which it is a party or the transactions contemplated in this Agreement or any such Basic Document.

      (e) The execution, delivery and performance by the Trustee of this Agreement and each Basic Document to which the Trustee is a party shall not require the authorization, consent, approval of, or the giving of notice to, or the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating the banking and corporate trust activities of the Trustee.


                               ARTICLE XXXIII

                                 Termination

    Section 11.01.  Termination of the Trust.   (a)  The respective obligations
and responsibilities of the Depositor, the Servicer, the Backup Servicer and the Trustee hereunder and the Trust created hereby shall terminate upon the earlier to occur of (1) the payment to Certificateholders of all amounts required to be paid to them pursuant to this Agreement and the disposition of all property held as part of the Trust and (2) the time provided in Section 11.02; provided, however, that in no event shall the trust created by this Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of this Agreement. The Servicer shall promptly notify the Trustee and the Rating Agencies of any prospective termination pursuant to this Section.

    (b) Except as provided in Section 11.01(a), neither the Depositor nor any Certificateholder or Certificate Owner shall be entitled to revoke or terminate the Trust.

    (c) Notice of any termination of the Trust shall be given by the Servicer to the Trustee and the Security Insurer as soon as practicable after the Servicer has received notice thereof.

    (d) Notice of any termination of the Trust, specifying the Distribution Date upon which Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation of the Certificates, shall be given by the Trustee by letter to Certificateholders mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to Section 11.01(c), stating (1) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (2) the amount of such final payment and (3) that the Record Date otherwise applicable to such Distribution Date will not be applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar (if other than the Trustee) at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.08.

    In the event that all of the Certificateholders shall not have surrendered their Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders requesting that such Certificateholders surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after such second notice all of the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Trustee to the Depositor.

    Section 11.02. Optional Purchase of All Receivables. On each Determination Date as of which the Pool Balance is equal to or less than 10% of the Initial Pool Balance, the Servicer shall have the option to purchase the Receivables (with the consent of the Security Insurer, if a claim has previously been made under the Policy or if such purchase would result in a claim on the Policy or if such purchase would result in any amount owing and remaining unpaid under this Agreement or the Insurance Agreement to the Security
Insurer or any other Person). To exercise such option, the Servicer shall deposit to the Collection Account pursuant to Section 5.06 an amount equal to the aggregate Purchase Amount for the Receivables (including Defaulted Receivables) and shall succeed to all interests in and to the Receivables.


                                ARTICLE XXXIV

                          Miscellaneous Provisions

    Section 12.01. Amendment. This Agreement may be amended by the Depositor, the Servicer, the Backup Servicer and the Trustee, with the prior written consent of the Security Insurer (so long as the Security Insurer is the Controlling Party) but without the consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to, or changing in any manner or eliminating any provision in, this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder.

    This Agreement may also be amended from time to time by the Depositor, the Servicer, the Backup Servicer and the Trustee with the prior written consent of the Security Insurer (so long as the Security Insurer is the Controlling Party) and the consent of the Holders of Certificates evidencing not less than a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Receivables or distributions that are required to be made on any Certificate or (b) reduce the aforesaid percentage of the Certificate Balance required to consent to any such amendment without the consent of the Holders of all Certificates then outstanding.

    Promptly after the execution of any such amendment or consent, the Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder and the Rating Agencies.

    It shall not be necessary for the consent of Certificateholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement) and of evidencing the authorization of any action by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

    Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 12.02(i). The Trustee may, but shall not be obligated to, enter into any such amendment that affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

    Section 12.02. Protection of Title to Trust. (a) The Depositor and the Servicer shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Certificateholders and the Trustee in the Receivables and in the proceeds thereof. The Depositor and the Servicer shall deliver (or cause to be delivered) to the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

    (b) Neither the Depositor nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of 9-402(7) of the UCC, unless the Depositor or the Servicer, as the case may be, shall have given the Trustee at least five days' prior written notice of such change and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

    (c) The Depositor and the Servicer shall have an obligation to give the Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement, and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain its principal executive office and each office from which it shall service Receivables within the United States of America.

    (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (1) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (2) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

    (e) The Servicer shall maintain its computer systems so that, from and after the time of transfer of the Receivables under this Agreement, the Servicer's master computer records (including any back-up archives) that refer to any Receivable shall indicate clearly the interest of the Trust in such Receivable and that such Receivable is owned by the Trust. Indication of the Trust's ownership of a Receivables shall be deleted from or modified on the Servicer's computer systems when, and only when, such Receivable shall have been paid in full or repurchased.

    (f)    If at any time the Depositor or the Servicer shall propose to sell
, grant a security interest in, or otherwise transfer any interest in automotive receivables to, any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trust.

    (g) The Servicer shall permit the Trustee and its agents to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivable at any time during normal business hours upon reasonable notice.

    (h) Upon request, the Servicer shall furnish to the Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to Schedule I hereto and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

    (i) The Servicer shall deliver to the Trustee, promptly after the execution and delivery of this Agreement and of each amendment hereto, an Opinion of Counsel stating that, in the opinion of such Counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or
(B) no such action is necessary to preserve and protect such interest.

    Section 12.03. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

    Section 12.04.  Limitation on Rights of Certificateholders.   (a)  The death
or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, or entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, or otherwise affect the rights, obligations and liabilities of the parties to this Agreement or any of them.

    (b) No Certificateholder shall have any right to vote (except as provided in Section 10.01(d) or 12.01) or in any manner otherwise to control the operation and management of the Trust or the obligations of the parties to this Agreement; nor shall any provision in this Agreement or contained in the Certificates be construed to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken pursuant to any provision of this Agreement.

    (c) No Certificateholder shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement unless: (1) such Holder previously shall have given to the Trustee written notice of a continuing Servicer Termination Event; (2) the Holders of Certificates evidencing not less than 25% of the Certificate
Balance shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under this Agreement and shall have offered the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby; (3) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; and (4) during such 60-day period no request or waiver inconsistent with such written request shall have been given to the Trustee by Holders representing a majority of the Certificate Balance. It is understood and intended that no one or more
Certificateholders shall have any right in any manner whatever by virtue of, or by availing of, any provisions of this Agreement to affect, disturb or prejudice the rights of any other Certificateholder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner provided in this Agreement.

    Section 12.05.  Governing Law.   THIS AGREEMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

    Section 12.06. Notices. All demands, notices and communications upon or to the Depositor, the Servicer, the Backup Servicer, the Trustee, the Security Insurer or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Depositor, to First Merchants Auto Receivables Corporation II, 570 Lake Cook Road, Suite 126B, Deerfield, Illinois 60015, Attention: Thomas R. Ehmann; (b) in the case of the Servicer, to First Merchants Acceptance Corporation, 570
Lake Cook Road, Suite 126, Deerfield, Illinois 60015, Attention:
Thomas R. Ehmann; (c) in the case of the Backup Servicer or the Trustee, to Harris Trust and Savings Bank, 311 West Monroe Street, 12th Floor, Chicago, Illinois 60606, Attention: Indenture Trust Administration; (d) in the case of the Security Insurer, to Financial Security Assurance Inc., 350 Park Avenue,
New York, New York 10022, Attention: Surveillance Department; (e) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007; and (f) in the case of Standard & Poor's, to Standard & Poor's Ratings Service, 25 Broadway - 15th Floor,
New York, New York 10004, Attention: Asset Backed Surveillance Department.
Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder shall receive such notice.

    Section 12.07. Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    Section 12.08. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 7.04 and 8.03 and as provided in the provisions of this Agreement concerning the resignation of the Servicer and the Backup Servicer, this Agreement may not be assigned by the Depositor, the Servicer or the Backup Servicer without the prior written consent of the Trustee and the Security Insurer.

    Section 12.09. Third-Party Beneficiaries. The Security Insurer and its successors and assigns shall be third-party beneficiaries of the provisions of this Agreement, and shall be entitled to rely upon and directly to enforce the provisions of this Agreement so long as the Security Insurer is the Controlling Party. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto, the Security Insurer and their successors hereunder and the Certificateholders any benefit or any legal or equitable right, remedy or claim under this Agreement.

    Section 12.10.  Certificates Nonassessable and Fully Paid.
Certificateholders shall not be personally liable for obligations of the Trust. The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever.

    Section 12.11. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Depositor, the Servicer, the Backup Servicer, the Trustee, the Security Insurer and the Certificateholders, and nothing in this Agreement, whether express or implied, shall be construed to give any other Person any legal or equitable right, remedy or claim in respect of the Trust or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

    Section 12.12. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
    IN WITNESS WHEREOF, the Depositor, the Servicer, the Backup Servicer and the Trustee have caused this Pooling and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.


                    FIRST MERCHANTS AUTO RECEIVABLES CORPORATION II,
                     as Depositor



                    By:
                     Name: Brian P. Hake
                     Title: Treasurer


                    FIRST MERCHANTS ACCEPTANCE CORPORATION,
                     as Servicer



                    By:
                     Name: Brian P. Hake
                     Title: Treasurer


                    HARRIS TRUST AND SAVINGS BANK,
                     as Trustee and Backup Servicer



                    By:
                     Name:
                     Title:

                                                                   SCHEDULE I

                           Schedule of Receivables

                                                                  SCHEDULE II

                        Location of Receivables Files




FIRST MERCHANTS ACCEPTANCE CORPORATION


FMAC#
SUPREME #
NAME
ADDRESS
PHONE NUMBER


101
3277
Chicago
Suite 302, 17 W240 22nd Street
Oakbrook Terrace, Illinois 60181
       (708) 279-0045
Fax: (708) 278-0094


102
3278
Pensacola
Bldg. #1, Suite 1, Office Park North
6425 North Pensacola Blvd.
Pensacola, Florida 32205
       (904) 478-9250
Fax: (904) 479-1907


103
3279
Knoxville
Suite 204, 9041 Executive Park Drive
Knoxville, Tennessee 37923
       (615) 693-0741
Fax: (615) 531-1472


104
3280
Nashville
Suite 825, 545 Mariott Drive
Nashville, Tennessee 37214
       (815) 885-5540
Fax: (815) 5547-885


105
3281
Memphis
Suite 2524, 5100 Poplar Avenue
Memphis, Tennessee 38137
       (901) 685-9200
Fax: (901) 685-9233


106
3282
Louisville
Suite 710, 1930 Bishop Lane
Louisville, Kentucky 40218
       (502) 456-9300
Fax: (502) 456-9413


107
3283
Orlando
Suite 440, 6355 MetroWest Blvd.
Orlando, Florida 32835
       (407) 298-4800
Fax: (407) 298-3600


109
3285
Charlotte
Suite 205, 8510 McAlpine Park Drive
Charlotte, North Carolina 28211
       (704) 365-4330
Fax: (704) 365-4342


110
3286
Columbia
Suite 200, 100 Executive Center Drive
Columbia, South Carolina 29210
       (803) 731-0093
Fax: (803) 731-9886


111
3287
Tampa
Suite 334, 8950 Princess Palm Avenue
Tampa, Florida 33619
       (813) 623-8888
Fax: (813) 620-3223


112
3288
Virginia Beach
Suite 210, 440 Viking Drive
Virginia Beach, Virginia 23452
       (804) 498-8800
Fax: (804) 498-0551


113
3289
Durham
South Park Office Center
Suite 201, 3518 Westgate Drive
Durham, North Carolina 27707
       (919) 493-5099
Fax: (919) 493-3725


114
3290
Roanoke
Suite 350, 3959 Electric Road
Roanoke, Virginia 24018
       (703) 774-7300
Fax: (703) 989-0095


115
3291
Tri-Cities
Suite 530, 100 Fifth Street
Bristol, Tennessee 37620
       (615) 764-3003
Fax: (615) 764-1855


116
3292
Birmingham
Suite 400, Two Chase Corporate Center
Birmingham, Alabama 35244
       (205) 985-4001
Fax: (205) 985-4009


117
3293
Jacksonville
Suite 303, 8130 Baymeadows Way West
Jacksonville, Florida 32256
       (904) 448-5980
Fax: (904) 448-2490


118
3294
Denver
Suite 106, 5990 Greenwood Plaza Blvd.
Greenwood Village, Colorado 80111
       (303) 770-8340
Fax: (303) 770-8408


119
3296
San Antonio
Suite 1002, 1777 N.E. Loop 410
San Antonio, Texas 79217
       (210) 805-9207
Fax: (210) 805-9453


120
3297
Greensboro
Suite 423, 706 Green Valley Road
Greensboro, North Carolina 27408
       (910) 370-1060
Fax: (910) 272-0708


121
3298
Greenville
Suite 124, 535 North Pleasantburg Drive
Greenville, South Carolina 29607
       (803) 233-1225
Fax: (803) 233-1445


122
8760
St. Petersburg
Suite 111, 8455 Koger Blvd.
St. Petersburg, Florida 33702
       (813) 578-8920
Fax: (813) 578-8924


123
8762
Kansas City
Suite 825, 4240 Blue Ridge Blvd.
Kansas City, Missouri 64133
       (816) 353-7800
Fax: (816) 353-4415


124
8763
Charleston
Suite 215, 4055 Faber Place Drive
North Charleston, South Carolina 29405
       (803) 554-9100
Fax: (803) 554-6040


125
8764
Atlanta
Suite 205, 2849 dPacas Ferry Road
Atlanta, Georgia 30339
       (404) 437-1590
Fax: (404) 437-0489


126
8765
Cincinnati
Suite 180, 144 Merchant Street
Cincinnati, Ohio 45246
       (513) 771-6020
Fax: (513) 771-8021


127
8766
Dallas
Suite 610, 2300 Valley View Lane
Irving, Texas 75062
       (214) 257-2296
Fax: (214) 258-1927


128
8767
Cherry Hill
Suite 260, 2 Eves Drive
Marlton, New Jersey 08053
       (609) 988-7772
Fax: (609) 988-7779


129
8768
Baltimore
Executive Plaza 1
Suite 406, 11350 McCormick Road
Hunt Valley, Maryland 21031
       (410) 771-6441
Fax: (410) 771-6944


130
8769
Newport News
Suite 460, 1919 Commerce Drive
Hampton, Virginia 23886
       (804) 826-1053
Fax: (804) 826-9644


131
8773
Phoenix
Suite 221, 8125 N. 23rd Avenue
Phoenix, Arizona 85021
       (602) 864-7844
Fax: (602) 864-7848


132
8774
Jackson
Suite 112, 800 Woodlands Parkway
Ridgeland, Mississippi 39157
       (601) 977-0810
Fax: (601) 977-0655


133
8776
Houston
Suite 150, 2 Northpoint Drive
Houston, Texas 77060
       (713) 931-1700
Fax: (713) 931-1994


134
8777
Cleveland
Suite 304, 26777 Lorain Road
North Olmsted, Ohio 44070
       (216) 716-9112
Fax: (216) 716-9208


135
8778

St.Louis
Suite 155, 11960 Westline Industrial
Drive
St. Louis, Missouri 63146
       (314) 205-2554
Fax: (314) 205-2527


136
8779
Ft. Worth
Suite 626, 4100 International Plaza
Ft. Worth, Texas  78109
       (817) 737-4770
Fax: (817) 737-4779


137
8780
Salt Lake City
Suite 975, 4 Triad Center
Salt Lake City, Utah 84180
       (801) 322-4592
Fax: (801) 322-4693


138
8782
Sacramento
Suite 100, 2999 Douglas Blvd.
Roseville, California 95661
       (916) 789-0399
Fax: (916) 789-0411


139
8783
Oklahoma City
Suite 875, 3030 Northwest Expressway
Oklahoma City, Oklahoma 73112
       (405) 947-7194
Fax: (405) 947-7296


140
8784
Seattle
Suite 201, 18000 72nd Avenue South
Kent, Washington 98032
       (206) 251-0582
Fax: (206) 251-0673


141

Fresno
Temporary Suite
Suite 310, 1318 East Shaw Avenue
Fresno, California 93710
       (209) 221-0134
Fax: (209) 221-0883


142

Boston
Ground Floor, 300 Unicom Park Drive
Woburn, Massachusetts 01801
       (617) 938-9600
Fax: (617) 938-9505


143

Indianapolis
Temporary Suite
Suite 101 A, 2601 Fortune Circle East
Indianapolis, Indiana 46241
       (317) 241-4367
Fax: (317) 241-4577


500
8761
Asset
Disposition
Group "ADG"
Bldg. #1, Suite 1, Office Park North
6425 North Pensacola Blvd.
Pensacola, Florida 32505
       (904) 479-2354
Fax: (904) 478-9962


501
8770
RASC-Nashville
Suite 825, 545 Mariott Drive
Nashville, Tennessee 37214
P.O. Box 291887
Nashville, Tennessee 37228
       (800) 392-3622
Fax: (615) 885-2715


502
8771
RASC-Orlando
Suite 300, 6355 MetroWest Blvd.
Orlando, Florida 32835
P.O. Box 616807
Orlando, Florida 32861
       (800) 558-3622
Fax: (407) 299-1748


503
8775
RASC-Charlotte
Suite 204 1/2, 8510 McAlpine Park Drive
Charlotte, North Carolina 28211
       (704) 385-4699
Fax: (704) 385-3471


504
878
RASC-Denver
Suite 106, 5990 Greenwood Plaza Blvd.
Greenwood Village, Colorado 80111
       (303) 850-7856
Fax: (303) 770-8408

                                                                 Schedule III


                   Locations of Local Post Office Boxes

      PO Box 618035
      Orlando, FL 32861

      PO Box 292165
      Nashville, TN 37214

      PO Box 10209
      Charlotte, NC 28212

      PO Box 460640
      Aurora, CO 80046

                                                                  Schedule IV


                  Locations of Local Collection Accounts

      First Union Bank of North Carolina
      1607 Sardis Road North
      Charlotte, NC 28270
      A/C # 2 000000 735 988

      First American Bank
      2409 Lebanon Road
      Nashville, TN 37214
      A/C # 100 197 099 2

      Colorado National Bank
      99 South Monaco Parkway
      Denver, CO 80224
      A/C # 1943 122 833 29

      SunTrust Bank
      Kirkman-Conroy Branch
      4582 Kirkman Road
      Orlando, FL 32811
      A/C # 07 037 03 055 302


                                                                    EXHIBIT A

                         Form Of Class A Certificate

THIS CLASS A CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE IN THE UNITED
STATES  OR  ANY  FOREIGN  SECURITIES  LAWS.   BY  ITS  ACCEPTANCE  OF  THIS
CLASS  A  CERTIFICATE,  THE  HOLDER  HEREOF  (A)  IS  DEEMED  TO  REPRESENT
TO THE DEPOSITOR AND THE TRUSTEE (i) THAT IT IS AN INSTITUTIONAL INVESTOR THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)
(1), (2), (3) OR (7) OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") AND THAT IT IS ACQUIRING THIS CLASS A CERTIFICATE FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE INSTITUTIONAL ACCREDITED INVESTORS, UNLESS THE HOLDER IS A BANK (AS DEFINED IN SECTION 3(a)(2) OF THE SECURITIES ACT) ACTING IN ITS FIDUCIARY CAPACITY) FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, THE PUBLIC DISTRIBUTION HEREOF OR (iii) THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT AND IS ACQUIRING THIS CLASS A CERTIFICATE FOR ITS OWN ACCOUNT (AND NOT
FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QUALIFIED INSTITUTIONAL BUYERS).

NO  SALE,  PLEDGE  OR  OTHER  TRANSFER  OF  THIS  CLASS  A  CERTIFICATE  MAY
BE MADE BY ANY PERSON UNLESS EITHER (i) SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO THE DEPOSITOR, (ii) SUCH SALE, PLEDGE OR OTHER
TRANSFER  IS  MADE  TO  AN  INSTITUTIONAL  ACCREDITED  INVESTOR  THAT
EXECUTES  A  CERTIFICATE,  SUBSTANTIALLY  IN  THE  FORM  SPECIFIED  IN  THE
POOLING  AND  SERVICING  AGREEMENT,  TO  THE  EFFECT  THAT  IT  IS  AN
INSTITUTIONAL  ACCREDITED  INVESTOR  ACTING  FOR  ITS  OWN  ACCOUNT  (AND
NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE INSTITUTIONAL ACCREDITED INVESTORS,
UNLESS  THE  HOLDER  IS  A  BANK  ACTING  IN  ITS  FIDUCIARY  CAPACITY),
(iii)  SO LONG  AS  THIS  CLASS  A  CERTIFICATE  IS  ELIGIBLE  FOR  RESALE
PURSUANT  TO RULE  144A  UNDER  THE  SECURITIES  ACT,  SUCH  SALE,  PLEDGE
OR  OTHER TRANSFER  IS  MADE  TO  A  PERSON  WHOM  THE  TRANSFEROR
REASONABLY BELIEVES AFTER DUE INQUIRY IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) ACTING FOR ITS OWN ACCOUNT (AND
NOT  FOR  THE ACCOUNT  OF  OTHERS)  OR  AS  A  FIDUCIARY  OR  AGENT  FOR
OTHERS  (WHICH  OTHERS  ALSO  ARE  QUALIFIED  INSTITUTIONAL  BUYERS)  TO
WHOM  NOTICE  IS GIVEN  THAT  THE  SALE,  PLEDGE  OR  TRANSFER  IS  BEING
MADE IN RELIANCE ON RULE 144A, OR (iv) SUCH SALE, PLEDGE OR OTHER TRANSFER IS OTHERWISE MADE IN A TRANSACTION EXEMPT FROM THE
REGISTRATION  REQUIREMENTS  OF  THE  SECURITIES  ACT,  IN  WHICH  CASE  (A)
THE TRUSTEE SHALL REQUIRE THAT BOTH THE PROSPECTIVE TRANSFEROR AND THE PROSPECTIVE TRANSFEREE CERTIFY TO THE TRUSTEE AND THE DEPOSITOR IN WRITING THE FACTS SURROUNDING SUCH TRANSFER, WHICH CERTIFICATION SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE DEPOSITOR, AND (B) THE TRUSTEE SHALL REQUIRE A WRITTEN OPINION OF
COUNSEL  (WHICH  SHALL  NOT  BE  AT  THE  EXPENSE  OF  THE  DEPOSITOR  OR
THE  TRUSTEE)  SATISFACTORY  TO THE  DEPOSITOR  AND  THE  TRUSTEE  TO  THE
EFFECT  THAT  SUCH  TRANSFER  WILL NOT  VIOLATE  THE  SECURITIES  ACT.   NO
SALE, PLEDGE OR OTHER TRANSFER MAY BE MADE TO ANY ONE PERSON FOR CLASS A CERTIFICATES WITH A FACE AMOUNT OF LESS THAN $250,000 AND,
IN  THE  CASE  OF  ANY  PERSON  ACTING  ON  BEHALF  OF  ONE  OR  MORE  THIRD
PARTIES (OTHER THAN A BANK (AS DEFINED IN SECTION 3(a)(2) OF THE SECURITIES ACT) ACTING IN ITS FIDUCIARY CAPACITY), FOR CLASS
A  CERTIFICATES  WITH  A  FACE  AMOUNT  OF  LESS  THAN $250,000  FOR  EACH
SUCH  THIRD  PARTY.

SECTION  6.04  OF  THE  POOLING  AND  SERVICING AGREEMENT CONTAINS  FURTHER
RESTRICTIONS  ON  THE  TRANSFER  AND  RESALE  OF  THIS  CLASS  A
CERTIFICATE. EACH TRANSFEREE OF THIS CLASS A CERTIFICATE, BY ACCEPTANCE HEREOF OR OF AN INTEREST HEREIN, IS DEEMED TO HAVE ACCEPTED THIS CLASS A CERTIFICATE SUBJECT TO THE FOREGOING RESTRICTIONS ON TRANSFERABILITY.

EACH CERTIFICATEHOLDER OR CERTIFICATE OWNER, BY ITS ACCEPTANCE OF THIS CLASS A CERTIFICATE (OR INTEREST HEREIN), COVENANTS AND AGREES THAT SUCH CERTIFICATEHOLDER OR CERTIFICATE OWNER, AS THE CASE MAY BE, SHALL NOT, PRIOR TO THE DATE THAT IS ONE YEAR AND ONE DAY
AFTER THE TERMINATION OF THE POOLING AND SERVICING AGREEMENT, ACQUIESCE, PETITION OR OTHERWISE INVOKE OR CAUSE THE DEPOSITOR TO INVOKE THE PROCESS OF ANY COURT OR GOVERNMENTAL AUTHORITY FOR THE PURPOSE OF COMMENCING OR SUSTAINING A CASE AGAINST THE DEPOSITOR UNDER ANY FEDERAL OR STATE BANKRUPTCY, INSOLVENCY, REORGANIZATION
OR SIMILAR LAW, OR APPOINTING A RECEIVER, LIQUIDATOR, ASSIGNEE, TRUSTEE, CUSTODIAN, SEQUESTRATOR, OR OTHER SIMILAR OFFICIAL OF THE DEPOSITOR OR ANY SUBSTANTIAL PART OF ITS PROPERTY, OR ORDERING THE WINDING UP OR LIQUIDATION OF THE AFFAIRS OF THE DEPOSITOR.

[UNLESS  THIS  CLASS  A  CERTIFICATE  IS  PRESENTED  BY  AN  AUTHORIZED
REPRESENTATIVE  OF  THE  DEPOSITORY  TRUST  COMPANY,  A  NEW  YORK CORPORATION
("DTC"),  TO  THE  TRUSTEE  OR  ITS  AGENT  FOR  REGISTRATION  OF TRANSFER,
EXCHANGE  OR  PAYMENT,  AND  ANY  CLASS  A  CERTIFICATE  ISSUED  IS
REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
IS  MADE  TO  CEDE  &  CO.  OR  TO  SUCH OTHER  ENTITY  AS  IS  REQUESTED  BY
AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
INTEREST  HEREIN.]

DISTRIBUTIONS  IN  REDUCTION  OF  THE  PRINCIPAL  BALANCE  OF  THIS  CLASS  A
CERTIFICATE WILL BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS A CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

NUMBER R-                                         $
                                                         CUSIP NO. 320818 AC1

                    FIRST MERCHANTS GRANTOR TRUST 1996-2

                   6.85% ASSET BACKED CERTIFICATE, CLASS A

evidencing a fractional undivided interest in the Trust (as defined below), the property of which includes a pool of motor vehicle retail installment sale contracts (the "Contracts") secured by new and used automobiles, light duty trucks, vans and minivans.

(This Class A Certificate does not represent an interest in, or an obligation of, First Merchants Acceptance Corporation, First Merchants Auto Receivables Corporation II or any of their respective Affiliates, except to the extent described below.)

    THIS CERTIFIES THAT                                 is the registered
owner of
                                  DOLLARS nonassessable, fully-paid, fractional
undivided interest in First Merchants Grantor Trust 1996-2 (the "Trust") formed pursuant to the Pooling and Servicing Agreement dated as of June 1, 1996 (the "Pooling and Servicing Agreement"), among First Merchants Auto Receivables Corporation II, a Delaware corporation, as depositor (the "Depositor"), First Merchants Acceptance Corporation, a Delaware corporation, as servicer (the "Servicer"), and Harris Trust and Savings Bank, an Illinois banking corporation, as trustee (in such capacity, the "Trustee") and as backup servicer (in such capacity, the "Backup Servicer"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Pooling and Servicing Agreement.

    This Certificate is one of a duly authorized series of Certificates, designated as the 6.85% Asset Backed Certificates, Class A (the "Class A Certificates"), all issued under the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement reference is hereby made for a statement of the respective rights and obligations thereunder of the Depositor, the Servicer, the Trustee, the Backup Servicer and the Certificateholders. The Class A Certificates are subject to all the terms of the Pooling and Servicing Agreement.

    The property of the Trust includes (i) a pool of motor vehicle retail installment sale contracts secured by new and used automobiles, light duty trucks, vans and minivans (the "Receivables"); (ii) all moneys (including accrued interest) received thereunder on or after June 1, 1996; (iii) all amounts and property from time to time held in or credited to the Local Post Office Boxes, the Local Collection Accounts and the Collection Account; (iv) security interests in the Financed Vehicles and any accessions thereto; (v) the right to receive payments from the Spread Account, to the extent and under the circumstances set forth in the Pooling and Servicing Agreement and the Spread Account Agreement; (vi) the right to receive all proceeds from claims on physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (vii) any property that shall have secured a Receivable and that shall have been acquired by or on behalf of the Depositor, the Servicer or the Trustee; (viii) all of the Depositor's right to all documents contained in the Receivable Files; and
(ix) any and all proceeds of the foregoing.  Holders of the Class A
Certificates also will have the benefit of a financial guaranty insurance policy issued by Financial Security Assurance Inc.

    Under the Pooling and Servicing Agreement, there will be distributed on the fifteenth day of each month or, if such fifteenth day is not a Business Day, the next succeeding Business Day (each, a "Distribution Date"), commencing on July 15, 1996, to the Person in whose name this Class A Certificate is registered at the close of business on the day immediately preceding such Distribution Date (the "Record Date"), such Certificateholder's fractional undivided interest in the amount to be distributed to Class A Certificateholders on such Distribution Date.

    It is the intent of the Depositor, the Servicer, the Trustee, the Backup Servicer, and the Certificateholders that, for purposes of federal income, state and local income and single business tax and any other income taxes, the Trust be treated as a grantor trust and the Certificates be treated as interests in a grantor trust. The Depositor, the Servicer, the Trustee and each Certificateholder or Certificate Owner, by its acceptance of a Certificate or of a beneficial interest in a Certificate, as the case may be, agree to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as interests in a grantor trust.

    Distributions on this Class A Certificate will be made as provided in the Pooling and Servicing Agreement by the Trustee by wire transfer or check mailed to the Person identified as the Holder of record thereof in the Certificate Register, without the presentation or surrender of this Class A Certificate or the making of any notation hereon, except that with respect to Class A Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Pooling and Servicing Agreement and notwithstanding the above, the final distribution on this Class A Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class A Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, The City of New York.

    Reference is hereby made to the further provisions of this Class A Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

    Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Class A Certificate shall not entitle the Holder hereof to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

    THIS CLASS A CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS
CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

    IN WITNESS WHEREOF, the Trustee, on behalf of the Trust and not in its individual capacity, has caused this Class A Certificate to be duly executed.

Date:                          FIRST MERCHANTS GRANTOR TRUST 1996-2

                          By:  HARRIS TRUST AND SAVINGS BANK, not
                               in its individual capacity but solely as
Trustee



                          By:
                                    Authorized Signatory


                        CERTIFICATE OF AUTHENTICATION

    This is one of the Class A Certificates referred to in the within-mentioned Pooling and Servicing Agreement.


Date:                          HARRIS TRUST AND SAVINGS BANK, not in its
                          individual capacity but solely as Trustee



                          By:
                                    Authorized Signatory

                      [REVERSE OF CLASS A CERTIFICATE]

    The Class A Certificates do not represent an obligation of, or an interest in, the Depositor, the Servicer, the Backup Servicer, the Trustee or any of their respective Affiliates, and no recourse may be had against such parties or their assets except as expressly set forth or contemplated herein or in the Pooling and Servicing Agreement. In addition, this Class A Certificate is not guaranteed by the Depositor, the Servicer, the Trustee, the Backup Servicer, or any governmental agency or instrumentality, and is limited in right of payment to certain collections and recoveries with respect to the Receivables, payments under the Policy and certain other amounts, all as more specifically set forth herein and in the Pooling and Servicing Agreement. A copy of the Pooling and Servicing Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Depositor and at such other places, if any, designated by the Depositor.

    The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Backup Servicer and the Trustee and the rights of the Certificateholders at any time by the Depositor, the Servicer, the Backup Servicer and the Trustee with the consent of the Security Insurer and Holders of Certificates evidencing not less than a majority of the Certificate Balance. Any such consent by the Holder of this Class A Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Class A Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Class A
Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, with the consent of the Security Insurer but without the consent of the Holders of any of the Certificates.

    As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Class A Certificate is registerable in the Certificate Register upon surrender of this Class A Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Class A Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Pooling and Servicing Agreement is the Trustee.

    Except as provided in the Pooling and Servicing Agreement, the Class A Certificates are issuable only as registered certificates without coupons in a minimum denomination of $250,000 and integral multiples of $1,000 in excess thereof; provided that one Class A Certificate may be issued in such denomination as is required to include any residual amount. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the Class A Certificates are exchangeable for new Class A Certificates of authorized denominations evidencing the same aggregate denomination as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

    The Trustee, the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Class A Certificate is registered as the owner hereof for all purposes, and none of the Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

    The obligations and responsibilities created by the Pooling and Servicing Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Pooling and Servicing Agreement and the disposition of all property held by the Trust. The Servicer of the Receivables may at its option purchase the Trust property at a price specified in the Pooling and Servicing Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificates; provided, however, that such right of purchase is exercisable only after the Pool Balance is less than or equal to 10% of the Initial Pool Balance.

                                 ASSIGNMENT


    FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE


(Please print or type name and address, including postal zip code, of assignee)


the within Class A Certificate, and all rights thereunder, hereby irrevocably constituting and appointing
             , attorney, to transfer said Class A Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.


Dated:


                               */


                               Signature Guaranteed:



                               */




*/ NOTICE: The signature to this assignment must correspond with the name as it appears on the face of the within Class A Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                                                     EXHIBIT B

                         Form Of Class B Certificate



THIS CLASS B CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES
ACT"),  OR  UNDER  THE  SECURITIES  OR  BLUE  SKY  LAWS  OF  ANY  STATE  IN
THE  UNITED STATES  OR  ANY  FOREIGN  SECURITIES  LAWS.   BY  ITS  ACCEPTANCE
OF  THIS CLASS  B  CERTIFICATE  THE  HOLDER  OF  THIS  CLASS  B  CERTIFICATE
(A) IS DEEMED TO REPRESENT TO THE DEPOSITOR AND THE TRUSTEE (i) THAT IT IS THE DEPOSITOR, (ii) THAT IT IS AN INSTITUTIONAL INVESTOR
THAT  IS  AN  "ACCREDITED  INVESTOR"  AS  DEFINED IN  RULE  501(a)(1),  (2),
(3)  OR  (7)  OF  REGULATION  D  PROMULGATED  UNDER  THE SECURITIES
ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") AND THAT IT IS ACQUIRING THIS CLASS B CERTIFICATE FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE INSTITUTIONAL ACCREDITED INVESTORS, UNLESS THE HOLDER IS A BANK (AS DEFINED IN SECTION 3(a)(2) OF THE SECURITIES ACT) ACTING IN ITS FIDUCIARY CAPACITY) FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, THE PUBLIC DISTRIBUTION HEREOF OR (iii) THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT AND IS ACQUIRING THIS CLASS B CERTIFICATE FOR ITS OWN ACCOUNT (AND NOT
FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QUALIFIED INSTITUTIONAL BUYERS).

NO  SALE,  PLEDGE  OR  OTHER  TRANSFER  OF  THIS  CLASS  B  CERTIFICATE  MAY
BE MADE BY ANY PERSON UNLESS EITHER (i) SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO THE DEPOSITOR, (ii) SUCH SALE, PLEDGE OR OTHER
TRANSFER  IS  MADE  TO  AN  INSTITUTIONAL  ACCREDITED  INVESTOR  THAT
EXECUTES  A  CERTIFICATE,  SUBSTANTIALLY  IN  THE  FORM  SPECIFIED  IN  THE
POOLING  AND  SERVICING  AGREEMENT,  TO  THE  EFFECT  THAT  IT  IS  AN
INSTITUTIONAL  ACCREDITED  INVESTOR  ACTING  FOR  ITS  OWN  ACCOUNT  (AND
NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE INSTITUTIONAL ACCREDITED INVESTORS,
UNLESS THE HOLDER IS A BANK (AS DEFINED IN SECTION 3(a)(2) OF THE SECURITIES ACT) ACTING IN ITS FIDUCIARY CAPACITY), (iii) SO LONG AS THIS CLASS B CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE
144A  UNDER  THE  SECURITIES  ACT,  SUCH  SALE,  PLEDGE  OR  OTHER  TRANSFER
IS  MADE  TO  A  PERSON  WHOM  THE  TRANSFEROR  REASONABLY BELIEVES  AFTER
DUE  INQUIRY  IS  A  "QUALIFIED  INSTITUTIONAL  BUYER"  (AS  DEFINED  IN
RULE  144A),  ACTING  FOR  ITS  OWN  ACCOUNT  (AND  NOT  FOR  THE  ACCOUNT
OF  OTHERS)  OR  AS  A  FIDUCIARY  OR  AGENT  FOR  OTHERS  (WHICH  OTHERS
ALSO  ARE  QUALIFIED  INSTITUTIONAL  BUYERS)  TO  WHOM  NOTICE  IS  GIVEN
THAT  THE  SALE,  PLEDGE  OR  TRANSFER  IS  BEING  MADE  IN  RELIANCE  ON
RULE  144A,  OR  (iv)  SUCH  SALE,  PLEDGE  OR  OTHER  TRANSFER  IS
OTHERWISE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN WHICH CASE (A) THE TRUSTEE
SHALL  REQUIRE  THAT  BOTH  THE  PROSPECTIVE  TRANSFEROR  AND  THE
PROSPECTIVE TRANSFEREE CERTIFY TO THE TRUSTEE AND THE DEPOSITOR IN WRITING THE FACTS SURROUNDING SUCH TRANSFER, WHICH CERTIFICATION
SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE DEPOSITOR, AND (B) THE TRUSTEE SHALL REQUIRE (x) A WRITTEN OPINION
OF  COUNSEL  (WHICH  SHALL  NOT  BE  AT  THE  EXPENSE  OF  THE  DEPOSITOR  OR
THE TRUSTEE) SATISFACTORY TO THE DEPOSITOR AND THE TRUSTEE TO THE EFFECT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT AND
(y) A WRITTEN OPINION OF COUNSEL OR A RULING OF THE INTERNAL REVENUE SERVICE (WHICH SHALL NOT BE AT THE EXPENSE OF THE DEPOSITOR OR THE TRUSTEE), SATISFACTORY TO THE DEPOSITOR AND THE TRUSTEE, THAT SUCH
TRANSFER  WILL  NOT  RESULT  IN  THE  TRUST  BEING  TREATED  AS  AN
ASSOCIATION  TAXABLE  AS  A  CORPORATION  UNDER  EITHER  THE INTERNAL
REVENUE  CODE  OF  1986,  AS  AMENDED  (THE "CODE"),  OR  THE  TAX  LAWS  OF
THE STATE  OF  NEW  YORK.   NO  SALE,  PLEDGE  OR  OTHER  TRANSFER  MAY  BE
MADE  TO  ANY  ONE  PERSON  OF  CLASS  B  CERTIFICATES  WITH  A  FACE  AMOUNT
OF LESS THAN $250,000 AND, IN THE CASE OF ANY PERSON ACTING ON BEHALF OF ONE OR MORE THIRD PARTIES (OTHER THAN A BANK (AS
DEFINED  IN  SECTION  3(a)(2)  OF  THE  SECURITIES  ACT)  ACTING  IN  ITS
FIDUCIARY CAPACITY), FOR CLASS B CERTIFICATES WITH A FACE AMOUNT OF LESS THAN $250,000 FOR EACH SUCH THIRD PARTY.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY
RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE,
OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL
EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN") OR ANY PERSON INVESTING THE ASSETS OF A
PLAN,  EXCEPT   AS  PROVIDED  IN  THE  POOLING  AND  SERVICING  AGREEMENT
REFERRED  TO  HEREIN.

SECTION  6.04  OF  THE  POOLING  AND  SERVICING  AGREEMENT  CONTAINS  FURTHER
RESTRICTIONS  ON  THE  TRANSFER  AND  RESALE  OF  THIS  CLASS  B
CERTIFICATE.  EACH  TRANSFEREE  OF  THIS  CLASS  B  CERTIFICATE,  BY
ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CLASS B CERTIFICATE SUBJECT TO THE FOREGOING RESTRICTIONS ON TRANSFERABILITY.

EACH CERTIFICATEHOLDER OR CERTIFICATE OWNER, BY ITS ACCEPTANCE OF THIS CLASS B CERTIFICATE (OR INTEREST HEREIN), COVENANTS AND AGREES THAT SUCH CERTIFICATEHOLDER OR CERTIFICATE OWNER, AS THE CASE MAY
BE,  SHALL  NOT,  PRIOR  TO  THE  DATE  THAT  IS  ONE  YEAR  AND  ONE  DAY
AFTER THE TERMINATION OF THE POOLING AND SERVICING AGREEMENT, ACQUIESCE, PETITION OR OTHERWISE INVOKE OR CAUSE THE DEPOSITOR TO
INVOKE THE PROCESS OF ANY COURT OR GOVERNMENTAL AUTHORITY FOR THE PURPOSE OF COMMENCING OR SUSTAINING A CASE AGAINST THE DEPOSITOR UNDER ANY FEDERAL OR STATE BANKRUPTCY, INSOLVENCY, REORGANIZATION OR SIMILAR LAW, OR APPOINTING A RECEIVER, LIQUIDATOR, ASSIGNEE, TRUSTEE, CUSTODIAN, SEQUESTRATOR, OR OTHER SIMILAR OFFICIAL OF THE DEPOSITOR
OR  ANY SUBSTANTIAL  PART  OF  ITS  PROPERTY,  OR  ORDERING  THE  WINDING
UP  OR  LIQUIDATION  OF  THE  AFFAIRS  OF  THE  DEPOSITOR.

DISTRIBUTIONS  IN  REDUCTION  OF  THE  PRINCIPAL  BALANCE  OF  THIS  CLASS  B
CERTIFICATE  WILL  BE  MADE  IN  INSTALLMENTS  AS  SET  FORTH  HEREIN.
ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS B CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.



NUMBER R-                                              $
                                                         CUSIP NO. 320818 AD9

                    FIRST MERCHANTS GRANTOR TRUST 1996-2

                   6.85% ASSET BACKED CERTIFICATE, CLASS B

evidencing a fractional undivided interest in the Trust (as defined below), the property of which includes a pool of motor vehicle retail installment sale contracts secured by new and used automobiles, light duty trucks, vans and minivans.

(This Class B Certificate does not represent an interest in, or an obligation of ,First Merchants Acceptance Corporation, First Merchants Auto Receivables CorporationII or any of their respective Affiliates, except to the extent described below.)


    THIS CERTIFIES THAT                           is the registered owner of

                                     DOLLARS nonassessable, fully-paid,
fractional undivided interest in First Merchants Grantor Trust 1996-2 (the "Trust") formed pursuant to the Pooling and Servicing Agreement dated as of June 1, 1996 (the "Pooling and Servicing Agreement"), among First Merchants Auto Receivables Corporation II, a Delaware corporation, as depositor (the "Depositor"), First Merchants Acceptance Corporation, a Delaware corporation, as servicer (the "Servicer"), and Harris Trust and Savings Bank, an Illinois banking corporation, as trustee (in such capacity, the "Trustee") and backup servicer (in such capacity, the "Backup Servicer"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Pooling and Servicing Agreement.

    This Certificate is one of a duly authorized series of Certificates, designated as the 6.85% Asset Backed Certificates, Class B (the "Class B Certificates"), all issued under the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement reference is hereby made for a statement of the respective rights and obligations thereunder of the Depositor, the Servicer, the Trustee, the Backup Servicer and the Certificateholders. The Class B Certificates are subject to all the terms of the Pooling and Servicing Agreement.

    The property of the Trust includes (i) a pool of motor vehicle retail installment sale contracts secured by new and used automobiles, light duty trucks, vans and minivans (the "Receivables"); (ii) all moneys received thereunder on or after June 1, 1996; (iii) all amounts and property from time to time held in or credited to the Local Post Office Boxes, the Local Collection Accounts or the Collection Account; (iv) security interests in the Financed Vehicles and any accessions thereto; (v) the right to receive payments from the Spread Account, to the extent and under the circumstances set forth in the Pooling and Servicing Agreement and the Spread Account Agreement; (vi) the right to receive all proceeds from claims on physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (vii) any property that shall have secured a Receivable and that shall have been acquired by or on behalf of the Depositor, the Servicer or the Trustee; (viii) all of the Depositor's right to all documents contained in the Receivable Files; and (ix) any and all proceeds of the foregoing.

    Under the Pooling and Servicing Agreement, there will be distributed on the fifteenth day of each month or, if such fifteenth day is not a Business Day, the next succeeding Business Day (each, a "Distribution Date"), commencing on July 15, 1996, to the Person in whose name this Class B Certificate is registered at the close of business on the day immediately preceding such Distribution Date (the "Record Date"), such Certificateholder's fractional undivided interest in the amount to be distributed to Class B
Certificateholders on such Distribution Date. No principal or interest will be distributed to Holders of the Class B Certificates on any Distribution
Date unless the Holders of the Class A Certificates have received the full
Class A Interest Distributable Amount and Class A Principal Distributable Amount for such date and an amount equal to the Spread Account Required Amount is on deposit in the Spread Account. The Holder of this Class B Certificate acknowledges and agrees that its right to receive distributions in respect of this Certificate are subordinated to the rights of Holders of the Class A Certificates to the extent described herein and as set forth in the Pooling and Servicing Agreement.

    It is the intent of the Depositor, the Servicer, the Trustee, the Backup Servicer, and the Certificateholders that, for purposes of federal income, state and local income and business tax and any other income taxes, the Trust be treated as a grantor trust and the Certificates be treated as interests in a grantor trust. The Depositor, the Servicer, the Trustee, the Backup Servicer, and each Certificateholder or Certificate Owner, by its acceptance of a Certificate or of a beneficial interest in a Certificate, as the case may be, agree to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as interests in a grantor trust.

    Distributions on this Class B Certificate will be made as provided in the Pooling and Servicing Agreement by the Trustee by wire transfer or check mailed to the Person identified as the Holder of Record hereof in the Certificate Register, without the presentation or surrender of this Class B Certificate or the making of any notation hereon. Except as otherwise provided in the Pooling and Servicing Agreement and notwithstanding the above, the final distribution on this Class B Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class B Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, The City of New York.

    Reference is hereby made to the further provisions of this Class B Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

    Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Class B Certificate shall not entitle the Holder hereof to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

    THIS CLASS B CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS
CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


    IN WITNESS WHEREOF, the Trustee, on behalf of the Trust and not in its individual capacity, has caused this Class B Certificate to be duly executed.


                          FIRST MERCHANTS GRANTOR TRUST 1996-2

                          By:  HARRIS TRUST AND SAVINGS BANK, not
                               in its individual capacity
                               but solely as Trustee



Date:                          By:

                                    Authorized Signatory


                        CERTIFICATE OF AUTHENTICATION

    This is one of the Class B Certificates referred to in the within-mentioned Pooling and Servicing Agreement.


Date:                          HARRIS TRUST AND SAVINGS BANK, not in its
                          individual capacity but solely as Trustee



                          By:

                                    Authorized Signatory

                      [REVERSE OF CLASS B CERTIFICATE]

    The Class B Certificates do not represent an obligation of, or an interest in, the Depositor, the Servicer, the Trustee, the Backup Servicer, or any of their respective Affiliates, and no recourse may be had against such parties or their assets except as expressly set forth or contemplated herein or in the Pooling and Servicing Agreement. In addition, this Class B Certificate is not guaranteed by the Depositor, the Servicer, the Trustee, the Backup Servicer, or any governmental agency or instrumentality, and is limited in right of payment to certain collections and recoveries with respect to the Receivables, payments under the Policy and certain other amounts, all as more specifically set forth herein and in the Pooling and Servicing Agreement. A copy of the Pooling and Servicing Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Depositor and at such other places, if any, designated by the Depositor.

    The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the Backup
Servicer and the rights of the Certificateholders at any time by the Depositor, the Servicer, the Trustee and the Backup Servicer with the consent of Security Insurer and the Holders of Certificates evidencing not less than a majority of the Certificate Balance. Any such consent by the Holder of this Class B Certificate shall be conclusive and binding on such Holder and on all future Holders of this Class B Certificate and of any Class B
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Class
B Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, with the consent of the Security Insurer but without the consent of the Holders of any of the Certificates.

    No registration of transfer of this Class B Certificate will be made unless the Trustee first receives a representation letter, in the form described in Section 6.04 of the Pooling and Servicing Agreement, stating that the transferee is not a Benefit Plan and is not acting on behalf of a Benefit Plan or using the assets of a Benefit Plan to effect such purchase. Any transfer of this Class B Certificate that does not satisfy the requirements set forth in Section 6.04 of the Pooling and Servicing Agreement shall be void and of no effect.

    Except as provided in the Pooling and Servicing Agreement, the Class B Certificates are issuable only as registered certificates without coupons in a minimum denomination of $250,000 and integral multiples of $1,000 in excess thereof; provided that one Class B Certificate may be issued in such denomination as is required to include any residual amount. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and described in the preceding paragraph, Class B Certificates are exchangeable for new Class B Certificates of authorized denominations evidencing the same aggregate denomination as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

    The Trustee, the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Class B Certificate is registered as the owner hereof for all purposes, and none of the Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

    The obligations and responsibilities created by the Pooling and Servicing Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Pooling and Servicing Agreement and the disposition of all property held by the Trust. The Servicer of the Receivables may at its option purchase the Trust property at a price specified in the Pooling and Servicing Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Class B Certificates; provided, however, that such right of purchase is exercisable only after the Pool Balance is less than or equal to 10% of the Initial Pool Balance.

    ASSIGNMENT

    FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE




(Please print or type name and address, including postal zip code, of assignee)

the within Class B Certificate, and all rights thereunder, hereby irrevocably constituting and appointing
                                           , attorney, to transfer said Class
B Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.


Dated:


                   */
                                    Signature Guaranteed:



                   */




*/ NOTICE: The signature to this assignment must correspond with the name as it appears on the face of the within Class B Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.


                                                                     EXHIBIT C
                        Form Of Depository Agreement

                          Letter of Representations
                   [To be Completed by Issuer and Trustee]



                              [Name of Issuer]



                              [Name of Trustee]


                                                            (Date)

Attention: General Counsel's Office
The Depository Trust Company
55 Water Street; 49th Floor
New York, NY 10041-0099

    Re:


                            (Issue Description)

Ladies and Gentlemen:

    This letter sets forth our understanding with respect to certain matters relating to the above-referenced issue (the "Securities"). Trustee will act as trustee with respect to the Securities pursuant to a trust indenture dated
                   , 199
  (the "Document").                                   (the "Underwriter") is
distributing the Securities through The Depository Trust Company ("DTC").

    To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Trustee make the following representations to DTC:

    1.     Prior to closing on the Securities on                           ,
199 , there shall be deposited with DTC one Security certificate registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule I hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $150 million, one certificate will be issued with respect to each $150 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Each $150 million certificate shall bear the following legend:

    Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

    2. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Trustee shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall, to the extent possible, send notice of such record date to DTC not less than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Reorganization Department at (212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to DTC's Reorganization Department as indicated in Paragraph 4.

    3. In the event of a full or partial redemption, Issuer or Trustee shall send a notice to DTC specifying: (a) the amount of the redemption or refunding;
(b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be mailed to Security holders or published (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Trustee shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers
(if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Call Notification Department at (516) 227-4039 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070.
Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to:
                Manager; Call Notification Department
                The Depository Trust Company
                711 Stewart Avenue
                Garden City, NY 11530-4719

    4. In the event of an invitation to tender the Securities, notice by Issuer or Trustee to Security holders specifying the terms of the tender and the Publication Date of such notice shall be sent to DTC by a secure means in the manner set forth in the preceding Paragraph. Notices to DTC pursuant to this Paragraph and notices of other corporate actions (including mandatory tenders, exchanges, and capital changes) by telecopy shall be sent to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094, and receipt of such notices shall be confirmed by telephoning (212) 709-6884. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                Manager; Reorganization Department
                Reorganization Window
                The Depository Trust Company
                7 Hanover Square; 23rd Floor
                New York, NY 10004-2695

    5. All notices and payment advances sent to DTC shall contain the CUSIP number of the Securities.

    6. Trustee shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably 5, but not less than 2, business days prior to such payment date. Such notices, which shall also contain the current pool factor and Trustee contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at
(212) 709-1723, or if by mail or by any other means to:

                Manager; Announcements
                Dividend Department
                The Depository Trust Company
                7 Hanover Square; 22nd Floor
                New York, NY 10004-2695

    7. [Note: Issuer must represent one of the following, and cross out the other:] [The interest accrual period is record date to record date.] [The interest accrual period is payment date to payment date.]

    8. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns in same-day funds on each payment date (or the equivalent in accordance with existing arrangements between Issuer or Trustee and DTC). Such payments shall be made payable to the order of Cede & Co. Absent any other existing arrangements, such payments shall be addressed as follows:
                Manager; Cash Receipts
                Dividend Department
                The Depository Trust Company
                7 Hanover Square; 24th Floor
                New York, NY 10004-2695

    9. [Note: Issuer must represent one of the following, and cross out the other:]

      Securities Eligible for DTC's Same-Day Funds Settlement ("SDFS")
System.
    Other principal payments (redemption payments) shall be made in same-day funds by Trustee in the manner set forth in the SDFS Paying Agent Operating Procedures, a copy of which previously has been furnished to Trustee.

      Securities Eligible for DTC's Next-Day Funds Settlement ("NDFS")
System.
    Other principal payments (redemption payments) shall be made in next-day funds by Trustee to Cede & Co., as nominee of DTC, or its registered assigns, on each payment date. Such payments shall be made payable to the order of Cede & Co., and shall be addressed as follows:

                NDFS Redemptions Manager
                Reorganization/Redemptions Department
                The Depository Trust Company
                7 Hanover Square; 23rd Floor
                New York, NY 10004-2695

    10. DTC may direct Issuer or Trustee to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

    11. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Trustee's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Trustee to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Trustee prior to payment, if required.

    12. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Trustee shall notify DTC of the availability of certificates. In such event, Issuer or Trustee shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.


    13. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Trustee (at which time DTC will confirm with Issuer or Trustee the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Trustee shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

    14. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

    15. Nothing herein shall be deemed to require Trustee to advance funds on behalf of Issuer.


Notes:

A.  If there is a Trustee (as defined
in this Letter of Representations),
Trustee as well as Issuer must sign
this Letter.  If there is no Trustee,
in signing this Letter Issuer itself
undertakes to perform all of the
obligations set forth herein.

B.  Schedule B contains statements
that DTC believes accurately describe
DTC, the method of effecting book-
entry transfers of securities distributed through DTC, and certain related matters.

Very truly yours,


                                 (Issuer)


By:
                     (Authorized Officer's Signature)



                                 (Trustee)


By:
                     (Authorized Officer's Signature)



Received and Accepted:

THE DEPOSITORY TRUST COMPANY

By:


cc:     Underwriter
     Underwriter's Counsel

                 SCHEDULE I

                            (Describe Issue)


CUSIP        Principal Amount    Maturity Date        Interest Rate

                                                        SCHEDULE B

                    SAMPLE OFFERING DOCUMENT LANGUAGE
                    DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
(Prepared by DTC--bracketed material may be applicable only to certain issues)


 1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered pin the name of Cede & Co. (DTC's partnership nominee). One fully-registered Security certificate will be issued for [each issue of the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $150 million, one certificate will be issued with respect to each $150 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

 2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities
Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect
Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

 3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

 4. To facilitate subsequent transfers, all Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

 5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

 [6. Redemption notices shall be sent to Cede & Co. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

 7. Neither DTC nor Cede & Co. will consent or vote with respect to Securities. Under its usual procedures, DTC mails an Omnibus Proxy to the Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

 8. Principal and interest payments on the Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Agent, or the Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Issuer or the Agent, disbursement of such payments to Direct
Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

 [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to the [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to the [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with a demand for purchase or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records.]

 10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to the Issuer or the Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

 11. The Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

 12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuer believes to be reliable, but the Issuer takes no responsibility for the accuracy thereof.

                 REPRESENTATIONS FOR RULE 144A SECURITIES
              to be included in DTC Letter of Representations


1. Issuer represents that at the time of initial registration in the name of DTC's nominee, Cede & Co., the Securities were Legally or Contractually Restricted Securities, eligible for transfer under Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and identified by a CUSIP or CINS identification number that was different from any CUSIP or CINS number assigned to any securities of the same class that were not Legally or Contractually Restricted Securities. Issuer shall ensure that a CUSIP or CINS identification number is obtained for all unrestricted securities of the same class that is different from any CUSIP or CINS identification number assigned to a Legally or Contractually Restricted Security of such class, and shall notify DTC promptly in the event that it is unable to do so. Issuer represents that it has agreed to comply with all applicable information requirements of Rule 144A.

2. Issuer represents that the Securities are [Note: Issuer must represent one of the following, and may cross out the other]

[an issue of nonconvertible debt securities or nonconvertible preferred stock which is rated in one of the top four categories by a nationally recognized statistical rating organization ("Investment-Grade Securities").]

3. If the Securities are not Investment-Grade Securities, Issuers and Trustee acknowledge that if such Securities cease to be included in an SRO Rule 144A System during any period in which such Securities are Legally or Contractually Restricted Securities, such Securities shall no longer be eligible for DTC's services. Furthermore, DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Trustee. Under any of the aforementioned circumstances, at DTC's request, Issuer and Trustee shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any Participant having Securities credited to its DTC accounts.

4. Issuer and Trustee acknowledge that so long as Cede & Co. is a record owner of the Securities, Cede & Co. shall be entitled to all applicable voting rights and to receive the full amount of all distributions payable with respect thereto. Issuer and Trustee acknowledge that DTC shall treat any DTC Participant ("Participant") having Securities credited to DTC accounts as entitled to the full benefits of ownership of such Securities. Without limiting the generality of the preceding sentence, Issuer and Trustee acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to receive distributions (and voting rights, if any) in respect of Securities, and to receive from DTC certificates evidencing Securities. Issuer and Trustee recognize that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with any of the provisions: (a) of Rule 144A: (b) of other exemptions from registration under the Securities Act or of any other state or federal securities laws; or
(c) of the offering documents.

                                                                  EXHIBIT D


Representations and Warranties of First Merchants Acceptance Corporation
        Under Section 3.02 of the Receivables Purchase Agreement


     (a) Characteristics of Receivables. Each Receivable (A) was originated in the United States by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business in accordance with the Seller's credit policies, was fully and properly executed by the parties thereto, was purchased by the Seller from such Dealer under an existing Dealer Agreement and was validly assigned by such Dealer to the Seller, (B) has created or shall create a valid, subsisting and enforceable first priority security interest in favor of the Seller in the Financed Vehicle, which security interest is assignable by the Seller to the Purchaser, and by the Purchaser to the Trust, (C) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security and (D) provides for level monthly payments (provided that the payment in the first and last month of the term of the Receivable may be different from the level payments) that fully amortize the Amount Financed by maturity and yield interest at the APR.

     (b) Compliance with Law. Each Receivable and the sale of the related Financed Vehicle complied at the time it was originated or made, and at the time of execution of this Agreement complies, in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations "B" and "Z", the Soldiers' and Sailors' Civil Relief Act of 1940, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

     (c) Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except (A) as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (B) as such Receivable may be modified by the application after the Closing Date of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     (d) No Government Obligor. No Receivable is due from the United States of America or any State or any agency, department, subdivision or instrumentality thereof.

     (e) Obligor Bankruptcy. As of the Cutoff Date, no Obligor had been identified on the records of the Seller as being the subject of a current bankruptcy proceeding.

     (f) Schedule of Receivables. The information set forth in Schedule I to this Agreement is true and correct in all material respects as of the close of business on the Cutoff Date.

     (g) Marking Records. By the Closing Date, the Seller will have caused its records relating to each Receivable, including any computer records, to be clearly and unambiguously marked to show that the Receivables have been sold to the Purchaser by the Seller and transferred and assigned by the Purchaser to the Trust in accordance with the terms of the Pooling and Servicing Agreement.

     (h) Computer Tape. The computer tape regarding the Receivables made available by the Seller to the Purchaser is complete and accurate in all respects as of the Cutoff Date.

     (i) No Adverse Selection. No selection procedures believed by the Seller to be adverse to the Certificateholders were utilized in selecting the Receivables.

     (j) Chattel Paper. The Receivables constitute chattel paper within the meaning of the UCC as in effect in the State of Illinois.

     (k) One Original. There is only one original executed copy of each Receivable.

     (l) Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien of the related Receivable in whole or in part. None of the terms of any Receivable has been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the related Receivable File. No Receivable has been modified as a result of the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     (m) Lawful Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement or the Pooling and Servicing Agreement.

     (n) Title. It is the intention of the Seller that the transfers and assignments herein contemplated constitute sales of the Receivables from the Seller to the Purchaser and that the beneficial interest in and title to the Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than to the Purchaser pursuant to this Agreement (or by the Purchaser to the Trustee pursuant to the Pooling and Servicing Agreement). Immediately prior to the transfers and assignments herein contemplated, the Seller has good and marketable title to each Receivable free and clear of all Liens (other than the Lien of the Seller's senior lenders identified in the Consent to Fourth Amended and Restated Loan and Security Agreement dated as of June 26, 1996, by and among the Seller and such securedlenders), which Lien is being released simultaneously with the transfers and assignments herein contemplated) and, immediately upon the transfer thereof, the Purchaser shall have good and marketable title to each Receivable, free and clear of all Liens.

     (o) Security Interest in Financed Vehicle. Immediately prior to its sale, assignment and transfer to the Purchaser pursuant to this Agreement, each Receivable shall be secured by a validly perfected first priority security interest in the related Financed Vehicle in favor of the Seller as secured party, or all necessary and appropriate actions have been commenced that will result in the valid perfection of a first priority security interest in such Financed Vehicle in favor of the Seller as secured party.

     (p) All Filings Made. All filings (including UCC filings) required to be made in any jurisdiction to give the Purchaser a first perfected ownership interest in the Receivables have been made.

     (q) No Defenses. No Receivable is subject to any right of rescission, setoff, counterclaim or defense, and no such right has been asserted or threatened with respect to any Receivable.

     (r) No Default. There has been no default, breach, violation or event permitting acceleration under the terms of any Receivable (other than payment delinquencies of not more than 31 days), and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable, and there has been no waiver of any of the foregoing. As of the Cutoff Date, no Financed Vehicle has been repossessed.

     (s) Insurance. The Seller, in accordance with its customary procedures , has determined that the Obligor has obtained physical damage insurance covering each Financed Vehicle and, under the terms of the related Contract, the Obligor is required to maintain such insurance.

     (t) Final Scheduled Maturity Date. No Receivable has a final scheduled payment date after June 14, 2001.

     (u)  Certain Characteristics of the Receivables.  As of the Cutoff Date,
(A) each Receivable had an original maturity of not more than 60 months; (B) no Receivable was more than 31 days past due; and (C) no funds have been advanced by the Seller, any Dealer or anyone acting on behalf of either of them in order to cause any Receivable to qualify under clause (B) above.

                                                                  EXHIBIT E

                      Form of Servicer's Certificate


First Merchants Acceptance Corporation
Monthly Servicing Report
[Date]

First Merchants Grantor Trust 1996-2
$              6.85% Asset Backed Certificates, Class A
$             6.85% Asset Backed Certificates, Class B

Distribution Date:


I.  Original Deal Parameter Inputs
    (A) Initial Pool Balance
    (B) Initial Class A Balance
    (C) Initial Class B Balance
    (D) Pass-Through Rate
    (E) Servicing Fee Rate
    (F) Trustee Fee
    (G) Security Insurer's Premium
    (H) Original Weighted Average Coupon (WAC)
    (I) Original Weighted Average Remaining Term (WAM)
    (J) Number of Contracts
    (K) Spread Account
        i.  Spread Account Initial Deposit
        ii. Spread Account Required Amount

II. Inputs from Previous Monthly Servicer Reports
        (Not Applicable for First Monthly Report)
    (A) Current Pool Balance
    (B) Current Class A Balance
    (C) Current Class B Balance
    (D) Class A Certificate Factor
    (E) Class B Certificate Factor
    (F) Spread Account Balance
    (G) Weighted Average Coupon of Remaining Portfolio (WAC)
    (H) Weighted Average Remaining Term of Remaining Portfolio (WAM)
    (I) Number of Contracts

III.    Inputs from the System
    (A) Simple Interest Loans
        i.  Principal Payments Received
        ii. Interest Payments Received
        iii.   Repurchased Receivables
        iv. Late Fees
    (B) Spread Account Release to Collection Account
    (C) Spread Account Release to Class B Certificateholders
    (D) Spread Account Release to Depositor
    (E) Liquidated Contracts
        i.  Gross Principal Balance of Liquidated Receivables
        ii. Net Liquidation Proceeds & Recoveries Received during the Collection Period
    (F) Weighted Average Coupon of Remaining Portfolio (WAC)
    (G) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)
    (H) Remaining Number of Contracts
    (I) Receivable Balance of Vehicles in Repossession During the Collection Period
    (J) Number of Vehicles in Repossession During the Collection Period
    (K) Aggregate Net Losses for Collection Period
    (L) Delinquent Contracts




Contracts

Amount


    i.  31-60 Days Delinquent
    ii. 61 Days or More Delinquent




IV. Inputs Derived from Other Sources
    (A) Collection Account Investment Income
    (B) Spread Account Investment Income




    A.  Monthly Collections
        (1) Class A Interest Distributable Amount
        (2) Class A Principal Distributable Amount
        (3) Class B Interest Distributable Amount
        (4) Class B Principal Distributable Amount
        (5) Total Principal Payments Received
            (a) Principal Payments on Receivables (includes Partial and Full Prepayments)
            (b)     Repurchased Receivables
            (c)     Cram Down Loss
        (6) Interest Payments Received

    B.  Draw on Credit Enhancements
        (1) Withdrawal from Spread Account
        (2) Draw on the Insurance Policy
        (3) Total Draw on Credit Enhancements

    C.  Available Funds
        (1) Available Funds
        (2) Available Funds allocable to interest
        (3) Available Funds allocable to principal

    D.  Liquidated Receivables, Net (includes repos repurchased in October)
        (1) Gross Principal Balance of Liquidated Receivables
        (2) Net Liquidation Proceeds & Recoveries Received during the Collection Period
        (3) Liquidated Receivables, Net

    E.  Monthly Distributions
        (1) Class A Principal Distributable Amount
        (2) Class B Principal Distributable Amount
        (3) Principal Distribution Amount
            (a)     Principal Payments on Receivables
            (b)     Repurchased Receivables
            (c)     Cram Down Loss
        (4) Class A Interest Distributable Amount
        (5) Class B Interest Distributable Amount
        (6) Required Distributions
            (a)     Servicing Fee (Includes late fees collected)
            (b)     Fees Paid to Trustee and Collateral Agent
            (c)     Monthly Security Insurer's Premium
            (d)     Deposits into Spread Account

    F.  Pool Balances and Portfolio Information





Beginning
of Period

End
of Period



        (1) Total Pool Balance
        (2) Total Pool Factor
        (3) Certificate Balance
        (4) Remaining
            Overcollateralization
            Amount
        (5) Weighted Average
            Coupon
        (6) Weighted Average
            Remaining Maturity
        (7) Remaining Number
            of Contracts

    G.  Spread Account

        (1) Required Spread Account Balance
        (2) Beginning Balance
        (3) Amount Available for Deposit to the Spread Account
        (4) Withdrawal from Spread Account
        (5) Amount Released to Class B Certificateholders or Depositor
        (6) Ending Balance

    H.  Net Loss and Delinquency Activities
        (1) Net Losses for the Collection Period (including Cram Down)
        (2) Liquidated Receivables for the Collection Period
        (3) Cumulative Net Losses
        (4) Delinquent and Repossessed Receivables
            (a)     60 Days Delinquent (Receivables Balance)
            (b)     60 Days Delinquent (Number of Receivables)
            (c)     61 Days or More (Receivables Balance)
            (d)     91 Days or More (Number of Receivables)
            (e) Receivables Balance of Vehicles in Repossession During the Monthly Period
            (f)     Number of Vehicles in Repossession During the Collection
    Period

    I.  Portfolio Performance Test
        (1) Delinquency Ratio
            (a)     Second Preceding Collection Period
            (b)     Preceding Collection Period
            (c)     Current Collection Period
            (d)     Three Month Average
        (2) Default Ratio
            (a)     Second Preceding Collection Period
            (b)     Preceding Collection Period
            (c)     Current Collection Period
            (d)     Three Month Average
        (3) Net Loss Ratio
            (a)     Second Preceding Collection Period
            (b)     Preceding Collection Period
            (c)     Current Collection Period
            (d)     Three Month Average
        (4) Delinquency Trigger Indicator
        (5) Default Trigger Indicator
        (6) Loss Trigger Indicator

    J.  (1) Amount of principal being paid to Class A Certificateholders:
        (2) Per $1,000 original principal amount:
    K.  (1) Amount of principal being paid to Class B Certificateholders:
        (2) Per $1,000 original principal amount:
    L.  (1) Amount of interest being paid to Class A Certificateholders:
        (2) Per $1,000 original principal amount:
    M.  (1) Amount of interest being paid to Class B Certificateholders:
        (2) Per $1,000 original principal amount:
    N.  Pool Balance at the end of the related Collection Period:
    O.  Outstanding Class A Balance:
        Class A Pool Factor:
    P.  Outstanding Class B Balance:
        Class B Pool Factor:
    Q.  (1) Amount of Servicing Fee:
        (2) Per $1,000 original principal amount:
    R.  Aggregate Purchase Amounts for Collection Period:
    S.  Aggregate Amount of Realized Losses for the Collection Period:
    T.  Amount in Spread Account:

                                                                  EXHIBIT F

                        Form of Transferor's Letter


First Merchants Auto Receivables Corporation II
570 Lake Cook Road
Suite 126A
Deerfield, Illinois  60015

First Merchants Acceptance Corporation
570 Lake Cook Road
Suite 126
Deerfield, Illinois  60015

Harris Trust and Savings Bank,
  as Trustee of First Merchants Grantor Trust 1996-2
311 West Monroe Street, 12th Floor
Chicago, Illinois 60606


Ladies and Gentlemen:

    In connection with our proposed purchase of $                    aggregate
principal amount of 6.85% Asset-Backed Certificates, Class A (the "Certificates") of First Merchants Grantor Trust 1996-2 (the "Depositor"), we confirm that:

        (1) We understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We understand and agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, (x) that such Certificates are being offered only in a transaction not involving any public offering within the meaning of the Securities Act and (y) that such Certificates may be resold, pledged or transferred only (i) to the First Merchants Auto Receivables Corporation II (the "Depositor"), (ii) to an institutional investor that is an "accredited investor" as defined in Rule 501(a)(1),(2),(3) or (7) (an "Institutional Accredited Investor") under the Securities Act (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the Certificate) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Institutional Accredited Investors unless the holder is a bank acting in its fiduciary capacity) that executes a certificate substantially in the form hereof, (iii) so long as such Certificate is eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), to a person whom we reasonably believe after due inquiry is a "qualified institutional buyer" as defined in Rule 144A, acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are "qualified institutional buyers") to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A or (iv) in a sale, pledge or other transfer made in a transaction otherwise exempt from the registration requirements of the Securities Act, in which case (A) the Trustee shall require that both the prospective transferor and the prospective transferee certify to the Trustee and the Depositor in writing the facts surrounding such transfer, which certification shall be in form and substance satisfactory to the Trustee and the Depositor and (B) the Trustee shall require a written opinion of counsel (which will not be at the expense of the Depositor or the Trustee) satisfactory to the Depositor and the Trustee to the effect that such transfer will not violate the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. We will notify any purchaser of the Certificate from us of the above resale restrictions, if then applicable. We further understand that in connection with any transfer of the Certificates by us that the Depositor and the Trustee may request, and if so requested we will furnish, such certificates and other information as they may reasonably require to confirm that any such transfer complies with the foregoing restrictions. We understand that no sale, pledge or other transfer may be made to any one person of Certificates with a face amount of less than $250,000 and, in the case of any person acting on behalf of one or more third parties (other than a bank (as defined in Section 3(a)((2) of the Securities Act) acting in its fiduciary capacity), of Certificates with a face amount of less than $250,000 for each such third party.

        (2)                     [CHECK ONE]

        (a) We are an institutional investor and an "accredited investor" (as defined in Rule 501(a)(1),(2),(3) or (7) of Regulation D under the Securities Act) acting for our own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Institutional Accredited Investors unless we are a bank acting in its fiduciary capacity). We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Certificates, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment for an indefinite period of time. We are acquiring the Certificates for investment and not with a view to, or for offer and sale in connection with, a public distribution.

        (b) We are a "qualified institutional buyer" as defined under Rule 144A under the Securities Act and are acquiring the Certificates for our own account (and not for the account of others) or as a fiduciary or agent for others (which others also are "qualified institutional buyers"). We are familiar with Rule 144A under the Securities Act and are aware that the seller of the Certificates and other parties intend to rely on the statements made herein and the exemption from the registration requirements of the Securities Act provided by Rule 144A.

        (3) We understand that the Depositor, Salomon Brothers Inc, as the initial purchaser of the Certificates (the "Initial Purchaser"), and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements, and we agree that if any of the acknowledgments, representations and warranties deemed to have been made by us by our purchase of the Certificates, for our own account or for one or more accounts as to each of which we exercise sole investment discretion, are no longer accurate, we shall promptly notify the Depositor and the Initial Purchaser.

        (4) You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                              Very truly yours,

                              _________________________________
                                     (Name of Purchaser)

                              By: ______________________________

                              Date: _____________________________

                                                                  EXHIBIT G



                              Form of Policy